UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VIPER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

TUESDAY

May 20, 2025

10:00 a.m. local time

Petroleum Club of Midland

501 West Wall Street

Midland, TX 79701

MESSAGE FROM OUR CHAIRMAN

STEVEN E. WEST

CHAIRMAN OF THE BOARD

April 10, 2025

Dear Viper Energy, Inc. Stockholder:

On behalf of your board of directors, I am pleased to invite you to attend our Annual Meeting of Stockholders to be held on Tuesday, May 20, 2025, at 10:00 a.m., local time, at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting in person and voting at such meeting. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement. Your interest in Viper Energy, Inc. is appreciated. We look forward to your vote at the Annual Meeting to be held on May 20, 2025.

Sincerely,

Steven E. West

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY

MAY 20, 2025

10:00 a.m. local time

Petroleum Club of Midland

501 West Wall Street

Midland, TX 79701

TO THE STOCKHOLDERS OF VIPER ENERGY, INC.:

The Annual Meeting of Stockholders of Viper Energy, Inc. will be held on May 20, 2025 at 10:00 a.m., local time, at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701, for the following purposes:

1.	To elect eight directors to serve until the Company’s 2026 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We are providing access to our proxy materials, including this proxy statement and our 2024 Annual Report on Form 10-K, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Internet – Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet

•	Telephone – Follow the instructions on the proxy card to vote by phone

•	Mail – If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope

•	Annual Meeting – Submit a ballot at the Annual Meeting

Only stockholders of record at the close of business on April 1, 2025, or their proxy holders, may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2025. THIS PROXY STATEMENT AND THE COMPANY’S 2024 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/VNOM2.

By Order of the Board of Directors,

Matt Zmigrosky

Executive Vice President, Secretary and General Counsel

April 10, 2025

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 10, 2025.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT

VIPER ENERGY, INC. • 2025 PROXY STATEMENT

VIPER ENERGY, INC. • 2025 PROXY STATEMENT

PROXY SUMMARY

THE SUMMARY BELOW HIGHLIGHTS SELECTED INFORMATION IN THIS PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES.

VOTING MATTERS

Proposal	Board Recommendation	Page Reference
Proposal 1: Election of Directors	FOR each Director	4
Proposal 2: Approve, on an Advisory Basis, the compensation of the Company’s named executive officers	FOR	64
Proposal 3: Ratify the Appointment of Our Independent Auditors	FOR	65

DIRECTOR NOMINEES

				Committee Memberships
Nominee	Age	Director Since	Independent	Audit		Compensation		Nominating and Corporate Governance		Other Current Public Boards
Laurie H. Argo	53	2023	✓			✓		✓	+	1
Spencer D. Armour, III	71	2017	✓	✓		✓		✓		1
Frank C. Hu	63	2022	✓	✓				✓		1
W. Wesley Perry	68	2014	✓	✓	+	✓		✓		1
James L. Rubin	40	2014	✓	✓		✓	+			0
Travis D. Stice	63	2014								1
Kaes Van’t Hof(1)	38	2023								0
Steven E. West+	64	2014	✓							1

+	Chairman of Board or Committee, as applicable
(1)

Mr. Van’t Hof is a director nominee to Diamondback’s board of directors at the 2025 annual meeting of Diamondback’s stockholders to be held in May 2025 and, following such meeting, is expected to serve as Diamondback’s Chief Executive Officer and a member of its board of directors as part of the leadership transition plan announced by Diamondback in February 2025.

CONVERSION TO CORPORATION, DROP DOWN AND CHANGES IN “CONTROLLED COMPANY” STATUS

November 2023 Conversion into Corporate Status

On November 13, 2023, Viper Energy Partners LP (the “Partnership”) converted from a Delaware limited partnership to a Delaware corporation named “Viper Energy, Inc.” (the “Conversion”). Following the Conversion, (i) our capital stock consists of shares of Class A common stock, par value $0.000001 per share (“Class A Common Stock”) and shares of Class B common stock, par value $0.000001 per share (“Class B Common Stock” and together with our Class A Common Stock, collectively “common stock”), which shares of Class B Common Stock are paired, on a one-to-one basis, with units representing limited liability company interests (“OpCo Units”) in Viper Energy Partners LLC, our operating subsidiary (“OpCo” or the “Operating Company”), (ii) our business and affairs are overseen by our board of directors, rather than the former general partner of the Partnership (the “General Partner”), and (iii) our day-to-day business is managed by our executive officers under the terms and conditions of the Services and Secondment Agreement, dated as of November 2,

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 1

2023 (the “Services and Secondment Agreement”), pursuant to which our parent, Diamondback Energy, Inc. (“Diamondback”), and its wholly-owned subsidiary, Diamondback E&P LLC (“Diamondback E&P”), provide personnel and general and administrative services to us, including the services of our executive officers and other employees, in a similar manner as those provided to us by the former General Partner prior to the Conversion.

March 2024 Change in “Controlled Company” Status and Establishment of Independent Compensation Committee and Nominating and Corporate Governance Committee

Prior to March 8, 2024, we were a “controlled company” under the 5000 Series Rules (consisting of Rules 5000-5999) of the Nasdaq Stock Market LLC (the “Nasdaq Rules”). Following the completion of an underwritten public offering of our Class A Common Stock by Diamondback on March 8, 2024, Diamondback beneficially owned approximately 49% of the voting power for the election of our directors. Because Diamondback’s ownership at such time decreased to less than 50%, we ceased at that time to be a “controlled company” under the Nasdaq Rules. Our board of directors has had a majority of independent directors and a standing audit committee comprised of all independent directors, but had previously elected to take advantage of certain exemptions from corporate governance requirements applicable to controlled companies under the Nasdaq Rules and, until March 8, 2024, did not have a compensation committee or a committee of independent directors that selects director nominees.

Effective as of March 8, 2024, our board of directors formed (i) the compensation committee, comprised of all independent directors, for purposes of making certain executive and other compensation decisions and (ii) the nominating and corporate governance committee, comprised of all independent directors, for purposes of making certain nominating and corporate governance decisions, with each such committee’s rights and obligations being subject to the terms and conditions of (x) our certificate of incorporation, (y) such committee’s charter as adopted by our board and (z) the Services and Secondment Agreement.

Pending Drop Down

On January 30, 2025, we announced a transaction with certain subsidiaries of Diamondback pursuant to the terms and conditions of the definitive equity purchase agreement, dated as of January 30, 2025 (the “Drop Down Purchase Agreement”), by and among us, OpCo, Endeavor Energy Resources, LP (“Endeavor Energy Resources”), 1979 Royalties, LP (“1979 Royalties”) and 1979 Royalties GP, LLC (“1979 Royalties GP” and, together with 1979 Royalties, the “Endeavor Subsidiaries”), pursuant to which OpCo has agreed, subject to the terms and conditions of the Drop Down Purchase Agreement, to acquire all of the issued and outstanding equity interests of the Endeavor Subsidiaries (the “Target Interests”) from Endeavor Energy Resources (such acquisition, the “Drop Down”). The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, Endeavor Energy Resources will (i) convey certain overriding royalty interests to 1979 Royalties, (ii) cause its subsidiary, D.G. Royalty, LLC, to convey royalty interests comprising substantially all of its assets to 1979 Royalties and (iii) cause its subsidiary, Wyatt Energy Partners, to convey certain fee minerals in non-producing undeveloped acreage to 1979 Royalties (collectively, the “Conveyances”). As of the date of the Drop Down Purchase Agreement, the Endeavor Subsidiaries owned mineral and royalty interests consisting of approximately 11,625 net royalty acres in the Permian Basin. After giving effect to the Conveyances, at closing of the Drop Down, the Endeavor Subsidiaries will own mineral and royalty interests consisting of approximately 22,847 net royalty acres in the Permian Basin (collectively, the “Endeavor Mineral and Royalty Interests”).

If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) $1.0 billion in cash (the “Cash Consideration”) and (ii) the issuance (the “Equity Issuance”) of 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits. We expect to fund the Cash Consideration for the Drop Down through a combination of cash on hand, borrowings under OpCo’s revolving credit facility, and proceeds from the underwritten public offering of our Class A Common Stock completed on February 3, 2025.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 2

The completion of the Drop Down is subject to (i) the approval of the Drop Down by the holders of a majority of the voting power of our common stock entitled to vote at the special meeting (as hereinafter defined) of our stockholders, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries, (ii) the approval of the Equity Issuance by a majority of the total votes cast on such proposal at the special meeting, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which expired at 11:59 p.m. Eastern Time on March 10, 2025, and (iv) the satisfaction or waiver of other customary closing conditions.

On March 31, 2025, we filed with the SEC our definitive proxy statement on Schedule DEFM 14A, soliciting stockholder vote on the proposals to be voted on at the special meeting of our stockholders (the “special meeting”) in connection with the Drop Down (such definitive proxy statement, is referred to herein as the “special meeting proxy statement”). We expect to hold the special meeting, and assuming the requisite stockholder approval is obtained, close the Drop Down, on May 1, 2025. On April 2, 2025, a copy of the definitive proxy materials for the special meeting was mailed to each stockholder entitled to vote at the special meeting.

This proxy statement is filed with the SEC and made available to our stockholders solely in connection with our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), is not a substitute for the special meeting proxy statement or for any other document that we have filed with the SEC and sent to our stockholders in connection with the Drop Down and does not constitute solicitation materials for the special meeting. Please read the special meeting proxy statement, including any amendments or supplements thereto, any documents incorporated by reference therein, and any other relevant documents in connection with the Drop Down that we have filed or will subsequently file with the SEC, because they, and not this proxy statement, will contain important information about the Drop Down, the parties to the Drop Down and the related voting matters.

Impact of Pending Drop Down on “Controlled Company” Status and Corporate Governance Matters

As of April 1, 2025, the record date for the Annual Meeting, Diamondback and Diamondback E&P collectively owned 85,431,453 shares of our Class B Common Stock, representing approximately 39% of our outstanding common stock. Immediately following the completion of the Drop Down, we estimate that Diamondback, directly or indirectly, through its wholly owned subsidiaries, will own approximately 52% of our outstanding common stock, and our stockholders, other than Diamondback and its subsidiaries, will own approximately 48% of our outstanding common stock. As a result, at the closing of the Drop Down, we will regain our status as a “controlled company” under the applicable Nasdaq Rules. Although the controlled company exemptions discussed above will again be available to us at the closing of the Drop Down, our board of directors does not currently intend to avail itself of these exemptions. Following the completion of the Drop Down, our board, as a matter of prudent corporate governance, intends to continue to maintain (i) the compensation committee and the nominating and corporate governance committee, in each case, comprised solely of independent directors, to complement the board’s fully independent audit committee, and (ii) a majority of independent directors on the board.

References in this proxy statement to (i) the “Operating Company” or “OpCo” refers to Viper Energy Partners LLC, the Company’s operating subsidiary, (ii) “Viper,” “the Company,” “our company,” “we,” “our,” “us” or like terms refer to (A) following the Conversion, Viper Energy, Inc. individually and collectively with the Operating Company and its subsidiaries, as the context requires and (B) before the Conversion, Viper Energy Partners LP individually and collectively with the Operating Company and its subsidiaries, as the context requires, (iii) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries, other than the Company and the Operating Company and its subsidiaries, (iv) the “General Partner” refers to Viper Energy Partners GP LLC, our general partner prior to the Conversion, (v) the “GP Board” refers to the board of directors of the General Partner prior to the Conversion, (vi) “shares” or “per share amounts,” prior to the Conversion, refer to common units and Class B units or per unit amounts, and (vii) unless otherwise noted, all references to “OpCo Units” are to the units representing limited liability company interests in the Operating Company.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 3

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

Under the terms and conditions of our certificate of incorporation, our parent, Diamondback has the right to (i) designate up to three persons to serve as directors of the Company, (ii) fill any vacancies created by any such Diamondback designees and (iii) provide for an increase in the size of our board of directors to allow for the appointment of Diamondback designees (collectively, the “Diamondback Director Designation Rights”), in each case, for so long as Diamondback and any of Diamondback’s subsidiaries, collectively, beneficially own at least 25% of our outstanding common stock. Currently, there are two Diamondback designees on the Company’s board of directors—Travis D. Stice and Kaes Van’t Hof.

Subject to the Diamondback Director Designation Rights, our board of directors is focused on recruiting and nominating directors for election who will collectively provide the board with a wide range of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities, while maintaining institutional knowledge. To assist the board with this process and certain other nominating and corporate governance matters, effective as of March 8, 2024, our board of directors formed its nominating and corporate governance committee and adopted the charter of the nominating and corporate governance committee, all in compliance with the applicable Nasdaq Rules. As part of its duties delegated by the board, the nominating and corporate governance committee evaluates a candidate’s character, judgment, skill set, experience, independence, other time commitments and, with respect to Diamondback’s designees, the Diamondback Director Designation Rights, as well as any other factors that the nominating and corporate governance committee deems relevant in light of the current needs of the board, and, after careful consideration, recommends nominees for the election to the board.

The nominating and corporate governance committee recognizes the value of having a broadly inclusive membership on our board of directors and takes such considerations into account when recommending directors for re-election or, when applicable, new nominees to the board. Subject to the Diamondback Director Designation Rights, in determining whether to recommend incumbent directors for re-election to the board or appoint a new director, the nominating and corporate governance committee also reviews and considers the director’s board and committee meeting attendance, director tenure and the well-roundedness of the board as a whole, and evaluates the level of support that the director’s nomination will receive at the Company’s 2025 Annual Meeting and any future annual meeting of stockholders, as applicable.

In April 2025, the nominating and corporate governance committee recommended to the board, and the board approved, the nomination of Laurie H. Argo, Spencer D. Armour, III, Frank C. Hu, W. Wesley Perry, James L. Rubin, Travis D. Stice, Kaes Van’t Hof and Steven E. West to serve for a one-year term ending at the 2026 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of the director nominees, except for the two Diamondback designees to the board pursuant to the Diamondback Director Designation Rights (Mr. Stice, our former Chief Executive Officer, and Kaes Van’t Hof, our current Chief Executive Officer), are independent under the Nasdaq Rules and the applicable rules of the SEC. Assuming all of these director nominees are elected by the stockholders at the Annual Meeting, approximately 75% of our board of directors will consist of independent directors.

About Director Nominees

Under our certificate of incorporation, members of our board of directors are elected annually. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the board.

Biographical information with respect to each of the eight director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. Ages are as of April 1, 2025.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 4

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR LISTED BELOW.

Steven E. West. Mr. West has served as Chairman of the Board and as a director since February 2014 (prior to the Conversion, he served as Chairman of the Board and a director of the General Partner). Mr. West served as a director and Chairman of the Board of the general partner of Rattler Midstream LP, referred to herein as “Rattler,” from May 2019 to August 2022 when Rattler was acquired by Diamondback through a merger. Mr. West has also served as a director of Diamondback since December 2011 and as its Chairman of the Board from October 2012 to February 2022. He served as Diamondback’s Chief Executive Officer from January 1, 2009 to December 31, 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, focusing on Wexford’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford. From August 2003 until August 2006, he was the chief financial officer of Sunterra Corporation, a former Wexford portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, he worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Mr. West earned a Bachelor of Science degree in Accounting from California State University, Chico. We believe that Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford, its portfolio companies and other financial institutions, qualify him to serve on the board of directors. In particular, we believe Mr. West’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Travis D. Stice. Mr. Stice served as our Chief Executive Officer from February 2014 until February 2025, when he moved on from such role as part of the leadership transition plan announced by us in February 2025, but has continued to serve as a member of our board of directors, a position he has held since February 2014 (prior to the Conversion, he served as Chief Executive Officer and a director of the General Partner). He has served as Diamondback’s Chairman of the Board since February 2022, Chief Executive Officer since January 2012 and as a director since November 2012. Mr. Stice indicated that he intends to step down as Chief Executive Officer of Diamondback effective as of the 2025 Annual Meeting of Diamondback’s Stockholders and, at that time, will transition from Chief Executive Officer to Executive Chairman of Diamondback’s board of directors. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Rattler since July 2018. From May 2019 through August 2022, Rattler was a publicly traded subsidiary of Diamondback until it was acquired by Diamondback through a merger. Prior to these positions with us, Diamondback and the general partner of Rattler, Mr. Stice served as Diamondback’s President and Chief Operating Officer from April 2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration and production company. Mr. Stice served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid-Continent Business Unit, an oil and gas exploration and production company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until that company was acquired by ConocoPhillips in March 2006. Mr. Stice started his career with Mobil Oil in 1985. Mr. Stice has over 38 years of experience in production operations, reservoir engineering, production engineering and unconventional oil and gas exploration and over 29 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. He is a registered engineer in the State of Texas and is a 38-year member of the Society of Petroleum Engineers. He also serves on industry boards for the American Petroleum Institute, American Exploration and Production Council, the Domestic Energy Producers Alliance, the Permian Strategic Partnership, the Texas A&M Petroleum Engineering Advisory Board, and the Texas A&M Engineering Advisory Council. Additionally, Mr. Stice is on the board of the Dynamic Catholic Institute and the local community board for the Midland Chamber of Commerce. We believe Mr. Stice’s expertise and extensive industry and executive management experience make him a valuable asset to the board of directors. We believe that Mr. Stice’s strengths in the following core competencies provide value to

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 5

our board of directors: Corporate Governance; M&A/Finance/Capital Markets; Financial Reporting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Kaes Van’t Hof. Mr. Van’t Hof has served as our Chief Executive Officer since February 2025. Prior to that position, he served as our President from March 2017 to February 2025 (prior to the Conversion, he served as President of the General Partner), and has served as a director since November 2023. He has served as Diamondback’s President and Chief Financial Officer since February 2022. As part of Diamondback’s leadership transition plan announced in February 2025, Mr. Van’t Hof, the current President of Diamondback, will succeed Mr. Stice as Chief Executive Officer and will be nominated for election to Diamondback’s board of directors at the 2025 Annual Meeting of Diamondback’s Stockholders. Prior to his current position with Diamondback, he served as Diamondback’s Chief Financial Officer from February 2022 to February 2025, as Executive Vice President of Business Development from March 2019 to February 2022, as Senior Vice President—Strategy and Corporate Development from January 2017 to February 2019 and as Vice President of Strategy and Corporate Development since joining Diamondback in July 2016. Mr. Van’t Hof has also served as President and director of the general partner of Rattler since July 2018. Prior to his positions with us, Diamondback and the general partner of Rattler, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital LP responsible for developing operating models and business plans, including in connection with our initial public offering, and before that worked for the Investment Banking-Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to August 2011. Mr. Van’t Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California. We believe Mr. Van’t Hof’s expertise in investment banking, accounting, finance, capital markets, business strategy and risk assessment, as well as his extensive industry and executive management experience, make him a valuable asset to the board of directors. We believe that Mr. Van’t Hof’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; M&A/Finance/Capital Markets; Financial Reporting; Industry Background; Environmental, Health, Safety and Sustainability; Executive Experience; Executive Compensation; and Risk Management.

W. Wesley Perry. Mr. Perry has been a member of the board of directors since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Perry has served as a director of Genie Energy Ltd., an independent retail energy provider, since October 2011, currently serves as the chair of its audit committee and a member of its compensation, nominating, corporate governance and technology committees and has served as the chairman of the board of directors of Genie Energy International Corporation since September 2009. Mr. Perry also serves as manager of PBEX, LLC, an oil and gas exploration and development company, a position he has held since July 2012. Mr. Perry has served as manager of S.E.S. Investments, Ltd., an oil and gas investment company, since 1985. He served as Chief Executive Officer of E.G.L. Resources, Inc., an oil and gas production company, from July 2008 until December 2019 and served as its President from 2003 to July 2008. Mr. Perry was a director of UTG, Inc., an insurance holding company, from 2001 to 2013 and served on its Audit Committee. Mr. Perry served on the Midland City Council from 2002 to 2008 and as Mayor of Midland from 2008 through 2014. He is the Chairman of the Milagros Foundation and a trustee of the Abell-Hangar Foundation. He has a Bachelor of Science degree in Engineering from the University of Oklahoma. We believe that Mr. Perry’s extensive experience in the oil and gas industry and his strong financial background qualify him to serve on the board of directors. We believe that Mr. Perry’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Government and Regulatory; Executive Experience; Executive Compensation; and Risk Management.

Spencer D. Armour, III. Mr. Armour has been a member of the board of directors since July 2017 (prior to the Conversion, he served as a director of the General Partner). Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour has served as a partner of Geneses Investments since February 2019. He served as President of PT Petroleum LLC in Midland, Texas from March

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 6

2013 until January 2019. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer for from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President of from 1986 to 1997. Mr. Armour has served as a director of ProPetro Holding Corp. since February 2013 and as a director of CES Energy since December 2018. Mr. Armour also served on the Patterson-UTI Board of Directors from 1999 through 2001. Mr. Armour received a Bachelor of Science in Economics from the University of Houston and was appointed to the University of Houston System Board of Regents in 2011 by former Texas Governor Rick Perry. We believe that Mr. Armour’s extensive experience in the oil and gas industry qualify him to serve on the board of directors. We believe that Mr. Armour’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

James L. Rubin. Mr. Rubin has been a member of the board of directors since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Rubin is currently the Head of Commodity Equities at BTG Pactual Asset Management US. From 2012 to 2022, Mr. Rubin served as partner, Portfolio Manager and Co-Head of Equities and as a member of Wexford Capital’s hedge fund investment committee. From 2006 to 2012, he served as an analyst and later as Vice President, focusing on Wexford’s public and private energy investments. Mr. Rubin graduated cum laude from Yale University with a Bachelor of Arts degree with honors in political science and economics. We believe that Mr. Rubin’s strong financial background qualifies him to serve on the board of directors. We believe that Mr. Rubin’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; M&A/Finance/Capital Markets; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Frank C. Hu. Mr. Hu has been a director since April 2022 (prior to the Conversion, he served as a director of the General Partner). Mr. Hu most recently served as an investment analyst and Vice President of Capital World Investors, an investment group in the Capital Group Companies, Inc., from 2003 to 2017. He previously served as a manager of project finance in the corporate treasury department at Unocal Corporation from 2002 to 2003, and as a global energy practice consultant at McKinsey & Company from 2000 to 2002. Prior to joining McKinsey, Mr. Hu served in various roles at Atlantic Richfield Company (ARCO) from 1989 to 2000, including as Vice President of Downstream Operations and Business Development from 1998 to 2000. Mr. Hu has served as a member of the board of directors of EQT Corporation (NYSE: EQT) since October 2021, where he also serves on the audit committee and the special hedging transaction committee and chairs the public policy and corporate responsibility committee. Mr. Hu also currently serves as an advisory board member for the Geology & Planetary Science Division at the California Institute of Technology. Mr. Hu earned a Bachelor of Science in Engineering and a Master of Science in Engineering from Harvey Mudd College and an MBA from The Amos Tuck School at Dartmouth College. We believe that Mr. Hu’s strong executive management experience, robust experience in the finance and oil and gas industries and diverse background qualifies him to serve on the board of directors. We believe that Mr. Hu’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Executive Experience; and Risk Management.

Laurie H. Argo. Ms. Argo has been a director since March 2023 (prior to the Conversion, she served as a director of the General Partner). Ms. Argo brings diversity, executive leadership and robust experience in the finance and oil and gas industry to the board, as well as experience managing downstream and business development segments. Since March 2022, Ms. Argo has also served on the board of directors of Solaris Oilfield Infrastructure, Inc. and is a member of the Audit Committee. From May 2019 through August 2022, Ms. Argo served on the board of the general partner of Rattler. From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc, a multinational, vertically integrated steel making and mining company and was a member of the Audit, Remuneration and Stakeholder Engagement Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 7

partner of Enterprise Products Partners L.P., a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo was President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P. and an affiliate of Enterprise Products Partners L.P. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of Enterprise Products Partners L.P. From 2005 to January 2014, Ms. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise Products Partners L.P., where her responsibilities included the commercial and financial management of four joint venture companies. Ms. Argo earned an MBA from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in Accounting. Ms. Argo has over 25 years of experience in the energy industry and continues to maintain various memberships including the National Association of Corporate Directors (NACD). Ms. Argo brings diversity, executive leadership and robust experience in the finance and oil and gas industry to the board, as well as experience managing downstream and business development segments, which we believe qualify her to serve on the board of directors. We believe that Ms. Argo’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

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Summary of Director Nominee Core Competencies

The breadth of experience and wide variety of skills, qualifications and viewpoints of the director nominees embody key competencies that our nominating and corporate governance committee considers valuable to effective oversight of the Company. The following chart illustrates how the current board members individually and collectively represent these core competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as each director is expected to be knowledgeable in all of these areas. The indicator merely represents a core competency that the director nominee brings to our board. For more information about each director nominee, see the individual biographies set forth beginning on page 4 above.

Knowledge, Skills and Experience
Corporate Governance Contributes to the board’s understanding of best practices in corporate governance matters.	●	●	●	●	●	●	●	●

Environmental, Health, Safety & Sustainability

Contributes to the board’s oversight and understanding of environmental, health, safety and sustainability issues and their relationship to our business and strategy.

			●			●	●	●

M&A/Finance/Capital Markets

Demonstrates experience in assessment and execution of strategic M&A and capital markets transactions and provides valuable insights into evaluating our capital structure, capital allocation and financial strategy.

			●		●	●	●	●
Financial Reporting/Accounting Experience Critical to the oversight of our financial statements, internal controls and financial reports.	●	●	●	●	●	●	●	●
Government, Legal & Regulatory Contributes to the board’s ability to guide us through government regulations, legal matters and public policy issues.				●		●	●

Industry Background

Offers pertinent background and knowledge to the board, providing valuable perspective on issues specific to our business, operations and strategy, including key performance indicators and the competitive environment.

	●	●	●	●	●	●	●	●

Executive Experience

Demonstrates leadership ability and provides valuable insights into operations and business strategy through a practical understanding of organizations, processes, strategy, risk management and the methods to drive profitability, stockholder returns, change and growth.

	●	●	●	●	●	●	●	●
Executive Compensation Contributes to the board’s ability to attract, motivate and retain executive talent.	●	●		●	●	●	●	●
Risk Management Contributes to the board’s oversight of the identification, assessment and prioritization of significant risks and ensures mitigation strategies are timely adopted.	●	●	●	●	●	●	●	●
Cyber Defense and Protection/Information Systems Contributes to the board’s oversight and understanding of our cyber defense and protection strategy.							●	●
Gender
Male		●	●	●	●	●	●	●
Female	●
Race/Ethnicity
African American or Black
Asian			●
Hispanic or Latinx
White	●	●		●	●	●	●	●

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CORPORATE GOVERNANCE HIGHLIGHTS

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our governance practices, which include:

•

On November 13, 2023, converted from a Delaware limited partnership into a Delaware corporation in the Conversion, which enhanced corporate governance rights afforded to our stockholders, increased our Class A Common Stock’s trading volume and provided for inclusion of our Class A Common Stock into broader indices and benchmarks

•	In December 2024, our board adopted amended and restated bylaws, which (among other things) provide, as amended:

•	a proxy access bylaw provision

•	stockholders have the right to call a special meeting of stockholders

•	Majority voting to elect directors (for uncontested elections)

•	Mandatory director resignation if a majority vote is not received (for uncontested elections)

•	A declassified board of directors

•	Stockholders have the right to act by written consent in certain circumstances

•	~75% of directors are independent under the Nasdaq Rules

•	Promote equal opportunity and inclusive culture on the board of directors and within the organization

•	33% of our board committees are chaired by gender or ethnically diverse directors

•	Active board oversight of risk and risk management

•	Implemented director overboarding policy limiting service on public company boards and audit committees

•	Independent director meetings in executive session led by the chairman of the board of directors or, if the chairman is not independent, our lead independent director

•

Maintain a comprehensive executive incentive compensation clawback policy that allows for the recoupment and/or forfeiture of certain executive officer incentive compensation and complies with the Nasdaq Rules implementing Rule 10D-1 of the Exchange Act of 1934, as amended (the “Exchange Act”)

•	Adopted rigorous stock ownership guidelines for non-employee directors

•	Adopted and annually evaluate Corporate Governance Guidelines as another step to reinforce our commitment to sound governance practices and policies

•	Maintain a related party transaction policy

•

Maintain robust insider trading policies covering trading in our securities by our directors and executive officers and seconded employees under the Services and Secondment Agreement, also requiring that charitable donations and other gifts of common stock by our executive officers and directors be subject to the same open trading window and preapproval requirements as trades in such securities

•	Do not release material nonpublic information for the purpose of affecting the value of executive compensation or timing and terms of executive equity awards

•	Annual performance evaluation of the board and its committees as part of their commitment to continuous improvement

•	Each director attended at least 75% of the 2024 board and applicable committee meetings

•	All financially literate and independent audit committee members, and at least one audit committee member qualifies as a financial expert

•	Our nominating and corporate governance committee are each comprised of all independent directors under the Nasdaq Rules and applicable SEC rules

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CORPORATE GOVERNANCE GUIDELINES

The board has adopted our Corporate Governance Guidelines as a way to reinforce its commitment to sound governance practices and policies. These Corporate Governance Guidelines include provisions concerning the following:

•	Role and responsibilities of the board and its committees;

•	Size of the board;

•	Selection, qualifications, independence, responsibilities and tenure of directors;

•	Director resignation process;

•	Selection of chairman of the board and lead independent director;

•	Limits on other public company directorships and audit committee service;

•	Board meetings and agendas;

•	Director access to management and advisors;

•	Executive sessions of independent directors;

•	Director orientation and continuing education;

•	Annual performance evaluations of the board and its committees;

•	Director compensation;

•	Stockholder and third party communications with the board;

•	Board communications with third parties;

•	Confidentiality;

•	Stock ownership guidelines for non-employee directors;

•	Code of Business Conduct and Ethics; and

•	Conflicts of interest.

Our Corporate Governance Guidelines can be found on our website at https://www.viperenergy.com/corporate-governance/governance-documents. You may also obtain copies of the Corporate Governance Guidelines, at no charge to you, by writing to Corporate Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

Limits on Board Service and Audit Committee Service

Our Corporate Governance Guidelines establish the following limits on our directors serving on public company boards and audit committees:

Director Category	Limits on Public Company Boards and Audit Committee Service, including Viper
All Directors	Four Boards
Directors Who Serve as CEO of a Public Company	Two Boards
Directors Who Serve on Audit Committees	Three Audit Committees

Our Corporate Governance Guidelines provide that prior to accepting an invitation to serve on the board of another public company or other for-profit entity or accepting membership of the audit committee of the board of another public company or other for-profit entity, a director must (i) provide timely notice to the chairperson of the nominating and corporate governance committee, with a copy to the Chairman of the Board, the lead

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independent director, if applicable, and the Corporate Secretary, and (ii) obtain approval from the nominating and corporate governance committee based upon its review of the opportunity in light of factors it deems relevant, including possible conflicts of interest, whether the opportunity would create any legal or regulatory issues, or conflict with any of our corporate governance policies, the director’s status as an independent director and any constraints on the director’s time that would detract from the director’s ability to serve the Company. The nominating and corporate governance committee reviews compliance with our director overboarding policy on an annual basis. All directors are currently in compliance with our director overboarding policy related to limits on board service and audit committee service.

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DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Skills and Qualifications We Seek in Directors

As provided by the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines, and subject to the terms and conditions of our certificate of incorporation relating to the Diamondback Director Designation Rights, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and backgrounds.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. We also require that at least a majority of our directors meet the standards of independence promulgated by Nasdaq and the SEC. For a discussion of the core competencies that each director brings to our board, see “Summary of Director Nominee Core Competencies” above on page 9 and for other details relating to the director nomination process, see Proposal 1. Election of Directors—Director Nominations above on page 4 and information included below.

Board Refreshment and Composition

Our nominating and corporate governance committee is focused on ensuring that the composition of the board represents a wide range of skills, experiences and backgrounds, and is balanced and aligned with the evolving needs of the Company, subject to the Diamondback Director Designation Rights. The board ensures refreshment and continued effectiveness by evaluating the composition of the board on a periodic basis to ensure its composition reflects a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In particular, the board seeks to maintain a balance of experience in the areas of accounting and finance, management, leadership, emerging risks and oil and gas related industries, as well as other core competencies discussed under “Summary of Director Nominee Core Competencies.” As part of the board refreshment process, between 2022 and 2023, three new directors were added to the board, Laurie H. Argo, Frank C. Hu and Kaes Van’t Hof.

Additionally, it is our policy that our nominating and corporate governance committee considers equal opportunity and inclusion in its evaluation of candidates for board membership. To this end, our board believes that a wide range of viewpoints, including those that are held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), should be an important factor in board composition. To reflect this policy and to ensure a competitive recruitment process, our nominating and corporate governance committee, in accordance with its charter, seeks to include candidates meeting such qualifications in all director searches. In accordance with its charter, our nominating and corporate governance committee also ensures that these considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole. Prior to the Conversion, the former General Partner also considered these and similar factors when determining the composition and size of the GP Board. As part of such board refreshment policy, between 2022 and 2023, we have added one female and one ethnically diverse director, Laurie H. Argo and Frank C. Hu, to our board of directors.

How We Select our Director Nominees

As discussed above, under the terms of our certificate of incorporation, Diamondback has the right to designate up to three persons to serve as directors of the Company for so long as Diamondback and any of its subsidiaries, collectively, beneficially own at least 25% of the outstanding common stock of the Company. Diamondback’s current designees to our board are Travis D. Stice and Kaes Van’t Hof.

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The board is responsible for nominating directors and filling any vacancies that may occur between annual meetings, based upon the recommendation of our nominating and corporate governance committee, which takes into consideration the skills and qualifications discussed above and the Diamondback Director Designation Rights. The nominating and corporate governance committee also considers the Company’s current needs and long term and strategic plans to determine the skills, experience and characteristics needed by our board. The nominating and corporate governance committee then identifies, considers and recommends director candidates to the board (subject to the Diamondback Director Designation Rights) in light of its commitment to board improvement, refreshment and inclusive culture discussed above. Generally, the nominating and corporate governance committee otherwise identifies candidates through the business and organizational contacts of our advisors, directors and management team.

The nominating and corporate governance committee, in accordance with its charter and our Corporate Governance Guidelines, takes into consideration the key qualifications and skills described above when evaluating candidates. The nominating and corporate governance committee also considers whether potential candidates will likely satisfy independence standards for service on the board and its committees and the number of public boards on which the candidate already serves.

Stockholder Nomination of Candidates and Proxy Access

Under the Company’s bylaws, we provide proxy access, permitting a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned, for no less than three years, at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Stockholders who wish to submit a director nomination proposal, but who do not wish to have such nomination included in the Company’s proxy materials, must notify the Company in writing of the information required by the provisions of our bylaws dealing with such stockholder proposals.

See “Submission of Future Stockholder Proposals” on page 72 for additional detail and deadlines regarding submitting director nominees.

Stockholder Rights to Call a Special Meeting

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board following receipt of a written request of one or more stockholders that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” (as such term is defined in our bylaws) of our issued and outstanding voting stock entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to the Company and at the special meeting date.

Majority Voting

To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our bylaws and Corporate Governance Guidelines provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed the votes cast “AGAINST” that director, he or she will tender his or her resignation to the board. The board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

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DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of the board of directors must be “independent” in accordance with the Nasdaq Rules. Our board of directors has determined that six of our director nominees (Laurie H. Argo, Spencer D. Armour, III, Frank C. Hu, W. Wesley Perry, James L. Rubin and Steven E. West) meet the standards regarding independence under the Nasdaq Rules and the applicable SEC rules and are free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. Messrs. Stice and Van’t Hof, who are the Diamondback designees pursuant to the Diamondback Director Designation Rights, do not qualify as independent under the Nasdaq Rules.

Our board of directors has determined that each current member of the audit committee is independent for purposes of serving on such committee under the Nasdaq Rules and the applicable SEC rules. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq Rules and that Mr. Hu qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K of the Securities Act.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq Rules. In addition, our board of directors determined that each member of our compensation committee is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act.

Executive Sessions of Independent Directors

Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors and its committees. Steven E. West, our independent Chairman of the Board, presides over executive sessions of the board of directors, and the committee chairpersons, each of whom is independent, preside over executive sessions of the committees. Our independent directors met in an executive session on seven occasions in 2024. Although we expect to regain a “controlled company” status under the Nasdaq Rules following the closing of the Drop Down, our independent directors will continue to have the opportunity to meet in an executive session after each regularly scheduled meeting of the board of directors and its committees as part of our commitment to prudent corporate governance practices.

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BOARD LEADERSHIP STRUCTURE

Leadership of our board of directors is vested in the chairman of the board. Steven E. West serves as the chairman of our board of directors and as a director of Diamondback. Mr. West was also the chairman of the board of Diamondback from October 2012 to February 2022, when he was succeeded in that role by Mr. Stice. Our board of directors has determined that Mr. West’s roles of chairman of our board of directors and as a director of Diamondback allows the board of directors to take advantage of the leadership skills of Mr. West, and that Mr. West’s in-depth knowledge of, and experience in, our business, history, structure and organization facilitates timely communications between the board of directors of Diamondback and our board of directors.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. In addition, we believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Six of the eight current directors on our board are independent under the Nasdaq Rules and the applicable SEC rules.

We also believe that all our independent directors have demonstrated leadership in business enterprises and other large organizations and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, compensation, or nominating and corporate governance committees, each having a separate independent chairperson. Specifically, the chairperson of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chairperson of our compensation committee oversees our compensation policies and practices and their impact on risk and risk management. The chairperson of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chairperson provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

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BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

In 2024, our board of directors met five times, in person or, remotely via electronic or telephonic means. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. In 2024, each director attended at least 75% of the meetings of the board of directors and the meetings of the committees on which he or she served. To the extent a director was unable to attend a meeting in 2024, he or she met telephonically with members of senior management to receive a report regarding the materials reviewed at the meeting.

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. All eight of our directors attended our 2024 Annual Meeting of Stockholders in person.

Board Committee Membership

The table below shows the membership of each of the board’s committees, as well as information about each committee’s principal functions.

Audit Committee

Members	Principal Functions	Number of Meetings in 2024
W. Wesley Perry * Spencer D. Armour, III Frank C. Hu James L. Rubin

•  Reviews and discusses with management, the Company’s independent auditors and the Company’s independent Sarbanes-Oxley compliance and internal audit advisors, matters regarding the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance, including cybersecurity risks.

•  Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•  Monitors our compliance with legal and regulatory requirements.

•  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•  Reviews and approves related party transactions.

•  Appoints, evaluates, terminates, and determines the compensation of, our independent auditors.

•  Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•  Prepares the report required by the SEC for the inclusion in our annual proxy statement.

•  Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

•  Informs our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and reviews and discusses with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

•  Prepares for the board of directors an annual performance evaluation of the committee.

8

*	Committee Chairperson.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 17

Compensation Committee

Members	Principal Functions	Number of Meetings in 2024
James L. Rubin* Laurie H. Argo Spencer D. Armour, III W. Wesley Perry

•  Subject to the Services and Secondment Agreement and in consultation with Diamondback, establishes our general compensation philosophy and objectives.

•  Reviews and recommends to the board of directors, on an annual basis, the Company’s performance-based criteria, targets and methodologies applicable to any compensation, including equity compensation, of our Chief Executive Officer and other executive officers seconded to us under the Services and Secondment Agreement that may be granted to them in addition to the compensation provided by Diamondback for their respective services to the Company.

•  Periodically consults with Diamondback regarding the succession plan for the Chief Executive Officer and with the Chief Executive Officer regarding the succession plan for other members of senior management seconded to us by Diamondback.

•  Subject to the Services and Secondment Agreement, reviews and consults with Diamondback regarding any new, or any material amendments to, any employment agreements, severance arrangements and plans, retention agreements, participation agreements, change in control provisions and agreements and any special supplemental benefits applicable to the Chief Executive Officer and other executive officers for which we will be obligated to reimburse, in whole or in part, Diamondback under the terms and conditions of the Services and Secondment Agreement.

•  Reviews and recommends to the board of directors, the Company’s incentive compensation and equity-based plans and award agreements, which includes the ability to adopt, amend and terminate such plans and agreements.

•  Where appropriate, or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

•  Periodically reviews the compensation plans and policies under which any compensation may be granted by us to seconded employees for their services to us.

•  Reviews and recommends to the board of directors, any allocation of annual equity compensation that may be awarded by the Chief Executive Officer to non-executive employees seconded by Diamondback to us.

•  Consults with Diamondback regarding the risk assessment of compensation arrangements applicable to the executive officers and other employees seconded to us by Diamondback.

•  Reviews and discusses, at least annually, the relationship between risk management policies and practices and compensation.

1

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•  Oversees the risk assessment of any separate compensation arrangements provided by us to the seconded executive officers and other employees.

•  Administers the Company’s incentive compensation and equity-based plans, including the grant of stock options, restricted awards and other equity awards under such plans.

•  Reviews and makes recommendations to our board of directors with respect to non-employee director compensation.

•  Subject to the Services and Secondment Agreement, periodically reviews the adequacy of our stock ownership guidelines for the Chief Executive Officer, other executive officers and non-employee directors, and recommends any amendments of the stock ownership guidelines to our board of directors and annually monitors compliance with such guidelines.

•  Conducts a periodic performance evaluation of the committee.

•  Reviews and reassesses the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval.

•  Advises the board of directors regarding the stockholder advisory votes on executive compensation and golden parachutes, including the frequency of such votes.

•  Administers our clawback policy in compliance with Rule 10D-1 under the Exchange Act and the Nasdaq Rules, including the ability to amend, modify or terminate such policy, or, to the extent the board of directors or the audit committee has determined that an accounting restatement is necessary, reviews and considers whether such restatement requires recoupment of incentive-based compensation received by current or former executive officers and other employees seconded to us, in accordance with the terms of such policy.

•  Reviews and considers the stockholder advisory vote on executive compensation when determining policies and making decisions on executive compensation.

•  Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with respect to such compensation consultant.

*	Committee Chairperson.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 19

Nominating and Corporate Governance Committee

Members	Principal Functions	Number of Meetings in 2024
Laurie H. Argo* Spencer D. Armour, III Frank C. Hu W. Wesley Perry

Subject, in each case, to the Diamondback Director Designation Rights:

•  Assists the board of directors in developing criteria for, and identifying and evaluating individuals qualified to serve as, members of our board of directors.

•  Identifies and recommends director candidates to the board of directors to be submitted for election at the annual meeting of stockholders and to fill any vacancies on the board of directors.

•  Conducts and oversees the self-evaluation of the board of directors and each of its committees and reports the results of such evaluations to the board of directors.

•  Evaluates candidates for board of directors’ membership, including those recommended by stockholders of the Company.

•  Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.

•  Annually recommends to the board of directors the chairpersons and members of each of the board of directors’ committees.

•  Reviews any director resignation letter tendered in accordance with the Company’s director resignation policy, and evaluates and recommends to the board of directors whether such resignation should be accepted.

•  Reviews and makes recommendations to the board of directors regarding significant stockholder concerns and stockholder proposals related to corporate governance matters.

•  Annually reviews and reassesses the adequacy of the Company’s Corporate Governance Guidelines and recommends any proposed changes to the board of directors for approval.

•  Periodically reviews and reassesses the adequacy of our certificate of incorporation and Bylaws, as may be amended or restated from time to time, and other corporate governance related documents and recommends any proposed changes to the board of directors for approval.

•  Conducts an annual performance evaluation of the committee.

•  Reviews and reassesses the adequacy of the nominating and corporate governance committee charter on an annual basis and recommends any proposed changes to the board of directors for approval.

1

*	Committee Chairperson.

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Committee Charters

The charters for our audit committee, compensation committee and nominating and corporate governance committee can be found on our website at https://www.viperenergy.com/corporate-governance/governance-documents. You may also obtain copies of these charters at no charge to you, by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

ANNUAL BOARD AND COMMITTEE EVALUATIONS

The board is committed to continuous improvement with respect to its ability to carry out its responsibilities. In accordance with our Corporate Governance Guidelines and the charters of each board committee, the board and each of its committees annually conduct a comprehensive evaluation process. These board and committee evaluations are a critical tool in assessing the composition and effectiveness of the board and each of its committees and presents the opportunity to identify areas of strength and areas capable of improvement. Our nominating and corporate governance committee oversees the annual board and committee evaluation process, which is described in more detail below.

Our board and committee written evaluations cover the following topics:

•	board and committee responsibilities and effectiveness;

•

board and committee size, structure and composition, including assessment of skills, experience, diversity, occupational and personal backgrounds, as well as considerations relating to the Diamondback Director Designation Rights;

•	board culture and dynamics, including the effectiveness of discussion and debate at board and committee meetings;

•	strategic planning and oversight;

•	the quality of board and committee agendas and meeting materials;

•	access to resources, including management and outside advisors; and

•	board and individual committee performance.

THE BOARD’S ROLE IN RISK OVERSIGHT

As a public company focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin, we face a number of risks applicable to the oil and natural gas industry and to us and our operators, including risks associated with supply of, and demand for, oil and natural gas, volatility of oil and natural gas prices, production risks, depletion of reserves attributable to our mineral and royalty interests, environmental and other government regulations, taxes, weather conditions that can affect oil and natural gas operations on our mineral and royalty acreage, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions, and the overall economic environment. Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of enterprise-wide risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets regularly with our executive officers to discuss strategy and risks facing the Company. Our executive officers regularly attend our board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with our board, to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

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Committee Risk Oversight Responsibilities

While our board of directors is ultimately responsible for Company-wide risk oversight, the board’s three committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including with respect to cybersecurity, which plays an integral role in our risk management strategy and continues to be an increasing area of focus for our board, the audit committee and our management team. For additional information, see “Cybersecurity Risk Management Strategy” below. Additionally, the audit committee assists the board in fulfilling its oversight responsibilities with respect to specific matters that the board believes may involve conflicts of interest.

The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the equity grants under and administration of our long term incentive plan (the “LTIP”) and any other compensation policies and programs that may be implemented by the board or the compensation committee in the future. However, as discussed in more detail in this proxy statement under the heading “Compensation Discussion and Analysis,” we do not have any employees and our day-to-day business is managed by Diamondback under the terms and conditions of the Services and Secondment Agreement, pursuant to which Diamondback provides certain management services to us, including services of our executive officers, all of whom are compensated by Diamondback.

The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the board’s organization, membership and structure and corporate governance, subject to the provisions of our certificate of incorporation for the Diamondback Director Designation Rights.

Cybersecurity Risk Management Strategy

Diamondback provides us with personnel and general and administrative services pursuant to the Services and Secondment Agreement, including the personnel and infrastructure that underlie our cybersecurity risk management program. In connection therewith, Diamondback has implemented and invested in, and will continue to implement and invest in, controls, procedures and protections (including internal and external personnel) that are designed to protect Diamondback’s systems, identify and remediate, on a regular basis, vulnerabilities in Diamondback’s systems and related infrastructure and monitor and mitigate the risk of data loss and other cybersecurity threats. Diamondback has also engaged third-party consultants to conduct penetration testing and risk assessments. Diamondback’s cybersecurity program is informed by the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework and measured by the Maturity and Risk Assessment Ratings associated with the NIST Cybersecurity Framework and the Capability Maturity Model Integration.

Diamondback’s cybersecurity risk management program is integrated into its overall enterprise risk management program, and shares common methodologies, reporting channels and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas that apply to us.

Diamondback’s cybersecurity risk management program, which it provides to us under the Services and Secondment Agreement, includes:

•

risk assessments designed to help identify material cybersecurity risks to critical systems, information, products, services, and the broader enterprise IT and operational technology (“OT”) environments;

•	a security team principally responsible for managing (i) cybersecurity risk assessment processes, (ii) security controls, and (iii) its response to cybersecurity incidents;

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 22

•	the use of external service providers, where appropriate, to assess, test, train or otherwise assist with aspects of its security controls;

•	security tools deployed in the IT and OT environments for protection against and monitoring for suspicious activity;

•	cybersecurity awareness training of its employees, including incident response personnel and senior management, including those who provide these services for us;

•	cybersecurity tabletop exercises for members of its cybersecurity incident response team and legal department;

•	a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents; and

•	a third-party risk management process for service providers, suppliers, and vendors.

While our board of directors is ultimately responsible for enterprise-wide risk oversight, the board’s committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the board’s audit committee is responsible, among other things, for risk management relating to legal and regulatory requirements, including cybersecurity, which plays an integral role in our risk management strategy and continues to be an area of increasing focus for our board, the audit committee and management.

The audit committee of the board of directors receives quarterly updates on the status of Diamondback’s cybersecurity governance program, including as related to new or developing initiatives and any security incidents that may occur, to the extent relevant to our program. Board members receive presentations on cybersecurity topics from Diamondback’s Senior Vice President and Chief Information Officer as part of the board’s continuing education on topics that impact public companies. Further, Diamondback’s code of business conduct and ethics expects all employees to safeguard the electronic communications systems and related technologies of Diamondback and its subsidiaries, including us, from theft, fraud, unauthorized access, alteration or other damage and requires them to report any cyberattacks or incidents, improper access or theft to Diamondback’s Chief Legal and Administrative Officer and Senior Vice President and Chief Information Officer.

Diamondback’s cybersecurity governance program also includes processes to assess cybersecurity risks related to third-party service providers, suppliers and vendors. Diamondback’s vendor management process may include reviewing the cybersecurity practices of third-party service providers, suppliers and vendors; contractually imposing obligations on such providers, suppliers and vendors; and conducting security assessments and periodic reassessments of such providers, suppliers and vendors during their engagement.

CODE OF BUSINESS CONDUCT AND ETHICS

Our board of directors previously adopted a Code of Business Conduct and Ethics designed for directors, seconded executive officers and other employees to ensure clarity regarding our expectations. Our Code of Business Conduct and Ethics embodies our commitment to conduct our businesses in accordance with our core values, all applicable laws, rules and regulations and the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors, executive officers, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions, and all other employees seconded to us by Diamondback. Our Code of Business Conduct and Ethics covers various topics including, among others, compliance and reporting, public disclosure, financial statements and other records, compliance with applicable laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, fair dealing, anti-discrimination, anti-harassment, confidentiality, protection and use of firm assets and the limited process for waivers. Our Code of Business Conduct and Ethics is also focused on compliance with applicable laws, rules and regulations, governing, among others, insider trading, and establishes reporting and complaint procedures.

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Amendments to or waivers from the Code of Business Conduct and Ethics will be disclosed on our website. We have also made the Code of Business Conduct and Ethics available on our website under the “Corporate Governance” section at https://www.viperenergy.com/corporate-governance/governance-documents. You may also obtain copies of our Code of Business Conduct and Ethics at no charge to you, by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

COMMUNICATIONS WITH THE BOARD

Individuals may communicate with our board of directors or individual directors by writing to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701. Our Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Secretary, relates to the functions of our board of directors, or any committee thereof, or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairperson of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

DIRECTOR COMPENSATION

Members of our board of directors who are also officers of the Company or employees of Diamondback or its subsidiaries, as applicable, do not receive compensation for their services as directors. Directors who are not executive officers of the Company or employees of Diamondback or its subsidiaries, as applicable, receive compensation as “non-employee directors” as set by our board of directors. Further details regarding our director compensation in 2024 are set forth under the heading “Compensation Tables—2024 Director Compensation.”

HUMAN CAPITAL

We do not have any employees. As discussed above, the business and affairs of the Company are overseen by our board of directors, and Diamondback provides personnel and general and administrative services to the Company, including the services of the executive officers and other employees, pursuant to the Services and Secondment Agreement. All of the individuals that conduct our business, including our executive officers, are employed by Diamondback.

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AUDIT COMMITTEE REPORT

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at https://www.viperenergy.com/corporate-governance/governance-documents, the following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2024.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2024.

Controls and Procedures

The audit committee discussed with management and Grant Thornton LLP, the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP, the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm

The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with that firm its independence from the Company.

Recommendation to the Board of Directors

Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

AUDIT COMMITTEE

W. Wesley Perry, Chairperson

Spencer D. Armour, III

Frank C. Hu

James L. Rubin

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EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of April 1, 2025.

Name	Age	Position
Kaes Van’t Hof(1)	38	Chief Executive Officer
Austen Gilfillian(2)	32	President
Teresa L. Dick	55	Executive Vice President, Chief Financial Officer and Assistant Secretary
Al Barkmann	44	Executive Vice President and Chief Engineer
Matt Zmigrosky	46	Executive Vice President, General Counsel and Secretary

(1)	Biographical information for Mr. Van’t Hof is set forth in this proxy statement under the heading “Director Nominations—About Director Nominees.”
(2)	Mr. Gilfillian was appointed to the role of President on February 20, 2025 and was not an executive officer or NEO during 2024.

AUSTEN GILFILLIAN. Mr. Gilfillian has served as our President since February 2025. Prior to holding this position, he served as Vice President of Viper from April 2024 to February 2025, as General Manager of Viper from February 2022 to February 2024 (prior to the Conversion, he served as General Manager of the General Partner) and prior to February 2022 he served in various roles in Diamondback’s finance group after joining Diamondback in September 2017. Mr. Gilfillian graduated from Trinity University with a Bachelor of Science in Business Administration and Economics.

TERESA L. DICK. Ms. Dick has served as our Chief Financial Officer, Executive Vice President and Assistant Secretary since February 2017 and served as our Chief Financial Officer, Senior Vice President and Assistant Secretary from February 2014 to February 2017 (prior to the Conversion, she served as Chief Financial Officer, Executive Vice President and Assistant Secretary and Chief Financial Officer, Senior Vice President and Assistant Secretary, as applicable, of the General Partner). She has also served as Diamondback’s Executive Vice President and Chief Accounting Officer since March 2019. Ms. Dick served as Diamondback’s Executive Vice President and Chief Financial Officer from February 2017 to February 2019, as its Assistant Secretary since October 2012, as its Chief Financial Officer and Senior Vice President from November 2009 to February 2017 and as its Corporate Controller from November 2007 until November 2009. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly traded midstream energy master limited partnership. Ms. Dick has over 25 years of accounting experience, including public company experience in both audit and tax areas. Since March 2021, Ms. Dick has served as a director of The Bank7 Corp. (Nasdaq: BSVN) and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. She is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

AL BARKMANN. Mr. Barkmann has served as our Executive Vice President and Chief Engineer since April 2024 and as Executive Vice President and Chief Engineer of Diamondback since February 2024. Prior to his current positions with us and Diamondback, he served as Diamondback’s Senior Vice President of Reservoir Engineering from November 2021 to February 2024, as Vice President of Reservoir Engineering from February 2019 to November 2021, and as Reservoir Engineering Manager after joining Diamondback in November 2018. Before joining Diamondback, Mr. Barkmann worked for Energen Resources Corporation from May 2006 to November 2018, serving in various capacities of increasing responsibility, most recently as Reservoir Engineering Manager, where he coordinated all aspects of Reservoir Engineering for Energen’s horizontal shale development program. Mr. Barkmann graduated from Louisiana State University with a Bachelor of Science in Petroleum Engineering.

MATT ZMIGROSKY. Mr. Zmigrosky has served as our Executive Vice President, General Counsel and Secretary since February 2019 (prior to the Conversion, he served as Executive Vice President, General Counsel

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 26

and Secretary of the General Partner). Since February 2023, Mr. Zmigrosky has also served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of Diamondback. From February 2019 to February 2023, he served as Diamondback’s Executive Vice President, General Counsel and Secretary. Before joining us and Diamondback, Mr. Zmigrosky was in the private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with Diamondback and its subsidiaries. Mr. Zmigrosky received a Bachelor of Science in Management degree in finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This compensation discussion and analysis identifies Viper’s named executive officers (“NEOs”) for 2024, describes the Company’s executive compensation program, including the objectives and rationale for each element of compensation, and presents the compensation outcomes for our NEOs relative to our 2024 performance.

Named Executive Officers

For 2024, our NEOs are listed below. There were no other executive officers of the Company during 2024. Our current President, Austen Gilfillian, was appointed to the executive officer position of President effective February 20, 2025 and was not an executive officer or NEO during 2024.

•	Travis D. Stice – Former Chief Executive Officer

•	Kaes Van’t Hof – New Chief Executive Officer and former President

•	Teresa L. Dick – Executive Vice President, Chief Financial Officer and Assistant Secretary

•	Al Barkmann – Executive Vice President and Chief Engineer

•	Matt Zmigrosky – Executive Vice President, General Counsel and Secretary

Biographical information for Mr. Stice, Mr. Van’t Hof and each of our other NEOs can be found on page 5, page 6 and beginning on page 26, respectively.

2024 and Q1 2025 Operational and Financial Performance Highlights and Key Strategic Transactions

STOCKHOLDER INITIATIVES AND RETURN ON INVESTMENT	• Formed the Nominating and Corporate Governance Committee and the Compensation Committee, each of which are composed entirely of independent directors.

• On December 5, 2024, adopted Corporate Governance Guidelines as a way to reinforce the Company’s commitment to sound governance practices and policies.

•  On December 5, 2024, adopted Amended and Restated Bylaws, which modernized the Company’s Bylaws and provided stockholders with enhanced corporate governance rights, including stockholder ability to act by written consent, as contemplated in the Company’s certificate of incorporation.

• Declared base and variable dividends of $2.49 per share of Class A Common Stock during the full year 2024.

FINANCIAL STRENGTH

•  Generated full year 2024 consolidated net income (including non-controlling interest) of $603.6 million; net income attributable to Viper of $359.2 million, or $3.82 per share of Class A Common Stock.

•  Generated full year 2024 consolidated adjusted EBITDA (adjusted EBITDA is a non-GAAP financial measure, please refer to Schedule A appended to this proxy statement for a definition and reconciliation) of $782.2 million.

• Received $6.2 million in lease bonus income.

• Increased the elected commitment under its revolving credit facility to $1.25 billion.

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• Class A Common Stock was added to the Russell 1000, XOP and the S&P Midcap 400.

•  On September 13, 2024, the Company completed an underwritten public offering of approximately 11.50 million shares of its Class A Common Stock, which included 1.50 million shares issued pursuant to an option to purchase additional shares of Class A Common Stock granted to the underwriters, at a price to the public of $42.50 per share, for total net proceeds of approximately $475.9 million, after the underwriters’ discount and transaction costs (the “2024 Equity Offering”).

•  On February 3, 2025, the Company completed an underwritten public offering of 28.34 million shares of its Class A Common Stock, which included 3.70 million shares issued pursuant to an option to purchase additional shares of Class A Common Stock granted to the underwriters, at a price to the public of $44.50 per share, for total net proceeds of approximately $1.2 billion, after the underwriters’ discount and transaction costs (the “2025 Equity Offering”).

PORTFOLIO STRENGTH	• Increased proved reserves year over year by 9% from year-end 2023 (increasing oil reserves by 4%), with year-end 2024 proved reserves totaling 195,873 MBOE (84% PDP, 93,563 MBO).

• Achieved full year 2024 average production of 27,156 BO/d (49,784 BOE/d).

• 1,461 total gross (27.9 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during 2024 with an average lateral length of 11,381 feet.

• At December 31, 2024, our footprint of mineral and royalty interests totaled 35,671 net royalty acres, of which 52% were operated by Diamondback.

PORTFOLIO MANAGEMENT

•  On September 3, 2024, acquired all of the issued and outstanding equity interests of Tumbleweed-Q Royalties (the “Q Acquisition”) for $114.0 million in cash, including transaction costs and certain customary post-closing adjustments, and contingent cash consideration of up to $5.4 million, payable in January 2026 based on the average price of WTI sweet crude oil prompt month futures contracts for the calendar year 2025 (the “2025 WTI Average”), adding approximately 406 net royalty acres located primarily in the Permian Basin. We funded the cash consideration, and intend to fund the contingent cash consideration, for the Q Acquisition, through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility.

•  On September 3, 2024, acquired all of the issued and outstanding equity interests of MC TWR Royalties, LP and MC TWR Intermediate, LLC (the “M Acquisition”) for $76.1 million in cash, including transaction costs and certain customary post-closing adjustments, and contingent cash consideration of up to $3.6 million, payable in January 2026 based on the WTI 2025 Average, adding approximately 267 net royalty acres located

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 29

primarily in the Permian Basin. We funded the cash consideration, and intend to fund the contingent cash consideration, for the M Acquisition, through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility.

•  On October 1, 2024, acquired all of the issued and outstanding equity interests in TWR IV, LLC and TWR IV SellCo, LLC from Tumbleweed Royalty IV, LLC (“TWR IV”) and TWR IV SellCo Parent, LLC (the “TWR IV Acquisition”), for (i) cash consideration of approximately $464.2 million, including transaction costs and certain customary post-closing adjustments, (ii) 10,093,670 OpCo Units to TWR IV, (iii) an option (the “TWR Class B Option”), granted to TWR IV, to acquire up to 10,093,670 shares of the Company’s Class B Common Stock, and (iv) contingent cash consideration of up to $41.0 million, payable in January 2026 based on the 2025 WTI Average, adding approximately 3,067 net royalty acres located primarily in the Permian Basin. We funded the cash consideration of the TWR IV Acquisition through a combination of cash on hand, borrowings under the Operating Company’s revolving credit facility, and proceeds from the 2024 Equity Offering. We intend to fund the contingent cash consideration, for the TWR IV Acquisition through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility.

•  On January 30, 2025, announced our pending acquisition of the Target Interests in the Drop Down pursuant to the Drop Down Purchase Agreement, subject to (i) the approval of the Drop Down by the holders of a majority of the voting power of our common stock entitled to vote at the special meeting of our stockholders, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries, (ii) the approval of the Equity Issuance by a majority of the total votes cast on such proposal at the special meeting, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which expired at 11:59 p.m. Eastern Time on March 10, 2025, and (iv) the satisfaction or waiver of other customary closing conditions. We intend to fund the cash consideration for the Drop Down through a combination of cash on hand, borrowings under OpCo’s revolving credit facility, and the net proceeds from the 2025 Equity Offering. See “Pending Drop Down” discussed in more detail in this proxy statement beginning on page 62.

•  On February 14, 2025, completed the acquisition of approximately 1,691 net royalty acres located in Howard County, Texas from Morita Ranches Minerals, LLC (“Morita Ranches”) for a purchase price of (i) $211.0 million in cash and (ii) 2,400,297 OpCo Units together with an equal number of shares of Class B Common Stock issued to certain affiliate designees of Morita Ranches (the “Morita Ranches Equity Recipients”), subject to certain transaction costs and post-closing adjustments (the “Morita Ranches Acquisition”). We funded the cash consideration for the Morita Ranches

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Acquisition with cash on hand and borrowings under the Operating Company’s revolving credit facility.

•  During the year ended December 31, 2024, acquired, in individually insignificant transactions from unrelated third-party sellers, mineral and royalty interests representing 261 net royalty acres in the Permian Basin for an aggregate net purchase price of approximately $54.2 million, including customary closing adjustments. We funded the cash consideration for these acquisitions with cash on hand and borrowings under the Operating Company’s revolving credit facility.

•  In the second quarter of 2024, divested all of our non-Permian assets for a purchase price of approximately $87.2 million, including transaction costs and customary post-closing adjustments, consisting of approximately 2,713 net royalty acres with current production of approximately 450 BO/d.

EXECUTIVE COMPENSATION POLICY AND OBJECTIVES

We do not have any employees. The business and affairs of the Company are overseen by our board of directors. As discussed above, Diamondback provides personnel and general and administrative services to the Company, including the services of the executive officers and other employees, pursuant to the Services and Secondment Agreement. All of the individuals that conduct our business, including our executive officers, are employed and compensated by Diamondback or its wholly-owned subsidiary Diamondback E&P.

All of our executive officers have responsibilities to us and Diamondback and allocate their time between managing our business and managing the businesses of Diamondback, except for Austen Gilfillian who was promoted to the role of President of Viper on February 20, 2025 and dedicates 100% of his time to Viper. Mr. Gilfillian was not an executive officer or NEO of Viper at any time during 2024. Since all of our NEOs are employed and compensated by Diamondback or Diamondback E&P, the responsibility and authority for compensation-related decisions for them resides with Diamondback’s compensation committee. Diamondback has the ultimate decision-making authority with respect to the total compensation of the executive officers that are employed by Diamondback and seconded to us, including the portion of that compensation that is allocated to us pursuant to Diamondback’s allocation methodology, provided, however, that any equity awards made to our executive officers and other seconded employees under the LTIP (as defined below), as additional compensation for their services to Viper, are made by our board of directors or, since its formation in March 2024, the board’s compensation committee. Prior to the Conversion completed on November 13, 2023 and through the end of 2023, we reimbursed Diamondback on a monthly basis based on a flat fee amount determined by Diamondback and Diamondback did not allocate the percentage of the seconded executive officers’ and other seconded person’s time spent providing services to us.

Beginning in 2024, under the Services and Secondment Agreement entered into by us with Diamondback in connection with the Conversion, Diamondback is required to determine, reasonably and in good faith, the percentage of the seconded employees’ time spent providing services to us and provide details of such determination to our board of directors. Further, under the Services and Secondment Agreement, prior to the end of each calendar year, Diamondback is required to deliver a draft of the estimated annual budget (and supplement the subsequently revised budget) for seconded services to us covering the following year to our board of directors for review, and will consider any comments or modifications proposed by our board to the draft budget. Except for the foregoing limitations, any compensation decisions by Diamondback with respect to the seconded executive officers, including our NEOs and other seconded employees, are not and will not be subject to any approvals by our board of directors or any committees thereof. As discussed above, however, all determinations

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 31

with respect to any equity awards that are or may be made from time to time to our executive officers, other key seconded employees and non-employee directors under the LTIP following the Conversion are made by our board of directors or, since its formation in March 2024, by the board’s compensation committee, and prior to the Conversion were made by the GP Board. Please refer to the section of this proxy statement entitled “Long Term Incentive Plan,” wherein “LTIP” is defined and described in more detail.

Our executive officers and other employees of Diamondback who provide services to us may participate in employee benefit plans and arrangements sponsored by Diamondback, including plans that may be established in the future. Our NEOs and certain other employees of Diamondback who provide services to us currently hold grants under Diamondback’s equity incentive plan. Except with respect to any awards that may be granted under the LTIP or any successor long term incentive plan, our NEOs do not receive separate amounts of compensation in relation to the services they provide to us.

Under the Services and Secondment Agreement, we are required to reimburse Diamondback monthly for all reasonable costs and expenses (including administrative costs) Diamondback incurs and payments Diamondback makes on our behalf in connection with providing services to us under the Services and Secondment Agreement. Prior to the Conversion, the partnership agreement did not, and following the Conversion, except as otherwise discussed above, the Services and Secondment Agreement does not, set a limit on the expenses for which Diamondback may be reimbursed. These expenses include (i) salary, wages and cash bonuses (including payroll and withholding taxes associated therewith), (ii) amounts paid with respect to any seconded employee’s paid time off and/or paid leave of absence, (iii) contributions made by Diamondback towards any benefit plan, (iv) the value of equity-related compensation granted to seconded employees during the period during which they are seconded, (v) any other employee benefit or compensation arrangement customarily provided to all employees by Diamondback for which Diamondback incurs costs with respect to seconded employees; and (vi) business travel expenses and other business expenses reimbursed in the normal course by Diamondback, such as subscriptions to business- related periodicals and dues to professional business organizations. Where it is not reasonably practicable to determine the amount of any such cost or expense, Diamondback determines, in good faith, a reasonable method of determining or estimating such cost or expense, and provides to the Viper board of directors the details of such method as well as the amount determined or estimated thereby. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, is reflected as either a credit or additional charge in the next monthly invoice issued by Diamondback to Viper. In addition, the Services and Secondment Agreement obligates us to reimburse Diamondback, on a pass-through-basis, for all costs and expenses attributable to performance of any contractor seconded to us. Furthermore, with respect to each seconded employee or contractor who performs services for both Diamondback and the Company or its subsidiaries, Diamondback determines, reasonably and in good faith, the percentage of such seconded person’s time spent providing services to Viper and its subsidiaries (the “Secondment Allocation Percentage”) and provides details of such determination to our board of directors. Each month, the amount of the reimbursement payable by the Company with respect to each seconded person is to be calculated by Diamondback by multiplying (x) the costs and expenses for such seconded person, by (y) the Secondment Allocation Percentage for such seconded person; provided, however, that travel expenses and other expenses incurred with respect to and/or reimbursable to a seconded person shall be paid by the party for whom the seconded person was working at the time such expenses were incurred, except that expenses related to activities that Diamondback determines, in good faith, benefit both the Company and its subsidiaries and Diamondback and its subsidiaries (e.g. some types of training) shall be allocated using the applicable Secondment Allocation Percentage. For 2024, Diamondback allocated to us the non-executive employee time under the above-referenced methodology, but determined it to be impracticable to allocate any specific Secondment Allocation Percentage for our NEOs who served in such capacity during 2024. We reimbursed Diamondback an aggregate of approximately $10.5 million in 2024 for non-executive employee time allocated to us as described above.

Although we bear an allocated portion of Diamondback’s costs of providing compensation and benefits to our seconded employees, we have no control over such costs and did not establish, and do not direct, the

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 32

compensation policies or practices of Diamondback. Except with respect to the performance-based restricted stock unit awards granted under the LTIP to our NEOs and certain non-executive officers in 2024 (the “2024 PSUs”) (no executive officers received any equity awards under the LTIP in 2023 or 2022), compensation paid or awarded by us in 2024, 2023 and 2022 consisted only of the portion of compensation paid by Diamondback that is allocated to us, in the aggregate, pursuant to Diamondback’s allocation methodology under the Services and Secondment Agreement. For additional information regarding the 2024 PSUs granted to our NEOs, see “2024 Performance Based Awards” below.

A full discussion of (i) the total executive compensation of Diamondback’s 2024 NEOs by Diamondback, (ii) the mix of pay components paid to such NEOs by Diamondback, and (iii) the metrics used to measure such NEO’s performance, is set forth in Diamondback’s 2025 proxy statement, filed with the SEC on April 10, 2025, under the headings “Compensation Discussion and Analysis” and “Compensation Tables.” Diamondback’s 2025 proxy statement also includes a detailed discussion of the policies and philosophy that Diamondback’s compensation committee follows in determining the structure and elements of such executive compensation.

The Role of Our Compensation Committee

Our compensation committee was formed by our board of directors, effective as of March 8, 2024, for the purposes of: (i) subject to the Services and Secondment Agreement, discharging the board’s responsibilities relating to any compensation of the Company’s Chief Executive Officer, and other executive officers seconded to Viper by Diamondback, that may be granted in addition to the compensation provided to them by Diamondback; (ii) making recommendations to the board relating to non-employee director compensation; (iii) subject to the Services and Secondment Agreement, making recommendations to the board with respect to compensation plans, policies and benefit programs generally; (iv) administering the Company’s equity-based compensation plans, (v) administering the Company’s clawback policy; (vi) determining any stock ownership guidelines for the Chief Executive Officer and other executive officers seconded to us by Diamondback and for non-employee directors; and (vii) reviewing the disclosures in the Compensation Discussion and Analysis and producing an annual compensation committee report, in each case, for inclusion in the Company’s proxy statement for the annual meeting of its stockholders.

The Role of Our Management

Apart from the executive compensation determined and paid by Diamondback discussed above, in 2024, our Chief Executive Officer and President evaluated executive and Company performance for the prior year and made recommendations to the compensation committee regarding the long term incentive awards under the LTIP for the NEOs and certain other non-executive officers (other than themselves). Our Chief Executive Officer also made recommendations to the compensation committee, in the President’s absence, regarding the LTIP award under the Equity Incentive Plan for the President. While the compensation committee considers our Chief Executive Officer’s and President’s evaluation of the other NEOs and chooses to recommend any grants of equity awards under the LTIP (or any other compensation) as additional compensation to the total compensation granted or paid to them by Diamondback, the compensation committee ultimately determines the timing and the size of any such equity awards, any performance goals or targets applicable to such awards, the vesting schedule and any other terms of such award. No member of the management team, including the CEO, has a role in determining his or her own long term incentive (“LTI”) award or any other compensation.

The compensation committee also evaluates, in his absence, our Chief Executive Officer’s performance and determines whether to award him any additional compensation (beyond the compensation paid to him by Diamondback). In 2024, such additional compensation was structured as a performance-based LTI award under the LTIP, which was determined by the compensation committee after taking into consideration his leadership role, his individual performance and input from the compensation committee’s independent compensation consultant, and was structured to be subject to the Company’s performance over the three-year period as measured against the total stockholder return (“TSR”) metric for the 2024 peer group determined by the

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 33

compensation committee (the “2024 TSR Performance Peer Group”). See “The Role of the Compensation Consultant,” “The Role of Benchmarking in Determining 2024 LTI Awards, “2024 TSR Performance Peer Group” and “2024 Performance Based Awards” below for additional information.

The Role of the Compensation Consultant

Since its formation in March 2024, our compensation committee retains, on an annual basis and at the Company’s expense, an external, independent compensation consultant to assist with executive and non-employee director compensation matters. In connection with its evaluation of the LTI awards for 2024, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”), as its independent compensation consultant.

The compensation committee reviewed the independence of Meridian during the applicable engagement period and determined that there were no conflicts of interest as a result of the compensation committee’s engagement of such consultant. The compensation committee continues to evaluate the independence of its compensation consultant on an ongoing basis. Meridian did not provide any services to the Company during 2024 other than related to the 2024 LTI awards and the 2024 director compensation.

The compensation committee has sole authority to hire and terminate its independent compensation consultant, and the independent compensation consultant reports only to the compensation committee. From time to time, Meridian contacts the Company’s executive officers for information necessary to fulfill its assignment and prepares reports for and on behalf of the compensation committee that certain executive officers also receive.

The Role of Benchmarking in Determining 2024 LTI Awards

In general, the compensation committee uses competitive market compensation data provided by Meridian, information gathered from Meridian’s proprietary E&P Compensation Survey, public filings of peer companies, supplemental general industry reference data for cross-industry roles and discussions with the Chief Executive Officer and President to inform its decisions about any additional compensation that may be paid to our NEOs in addition to the compensation paid to them by Diamondback. The compensation committee considers the compensation elements paid by Diamondback and total compensation benchmarks of peer companies and the broader U.S. market. Next, the compensation committee applies judgment and discretion in determining the need for any additional compensation and its structure, taking into account not only competitive market data, but also factors such as the Services and Secondment Agreement and Company and individual performance, scope of responsibility, critical needs, skill sets and leadership potential.

Further, in considering the size and structure of the 2024 LTI awards, the compensation committee evaluated, among other things, aspects of executive compensation in general, market data and competitive analysis provided by Meridian, the Company’s 2023 and multi-year performance, our executives’ individual contributions to such performance, compensation alignment with future performance and stockholder value creation, performance-qualified equity awards, retention considerations, market alternatives for our executives, input obtained from our stockholders and our Chief Executive Officer’s and President’s recommendations (other than with respect to their own compensation). In sizing the 2024 LTI awards for our NEOs under the LTIP, the compensation committee also considered the proportionate downward adjustment to the size of our NEO’s LTI awards under Diamondback’s equity incentive plan made by Diamondback’s compensation committee for 2024.

In structuring the 2024 LTI awards, the compensation committee established the 2024 peer group for purposes of determining such peer group’s TSR for the performance period for such awards. For purposes of determining the 2024 TSR performance peer group, the compensation committee has considered pertinent financial measures for each company as provided by Meridian, including enterprise value and market capitalization and assets and revenue. See “2024 TSR Performance Peer Group” below for additional information.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 34

Stockholder Engagement and 2024 “Say-On-Pay” Advisory Vote

The compensation committee values the insight we receive from our stockholders. During our inaugural 2024 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, and our board of directors implemented, an annual “say-on-pay” stockholder vote.

In 2024, approximately 87.9% of votes cast by our stockholders were in favor of the compensation paid to our NEOs. Although this vote demonstrates substantial support of the current executive compensation structure, representatives of our board and management team undertake stockholder engagement efforts to, among other things, solicit stockholder input on our corporate governance and executive compensation structure to ensure ongoing stockholder support. The compensation committee’s decision to grant performance-based LTI awards on an annual basis to our NEOs and certain non-executive officers, beginning with 2024 LTI awards, was in large part in response to feedback received from our stockholders. Considering that our NEOs and other executive and non-executive officers are seconded to us under the Services and Secondment Agreement and compensated by Diamondback, which compensation decisions are within the discretion of Diamondback’s compensation committee and not ours, no other changes were made to the executive compensation program for our NEOs as a result of the 2024 say-on-pay vote. During 2024, we regularly engaged with our stockholders by attending investor conferences, participating in investor presentations and discussing the topics important to our stockholders during our earnings and other investor calls. During our stockholder engagement efforts, our stockholders did not express concerns with our executive compensation structure.

Long Term Equity Incentive Compensation

In order to incentivize our management and directors to continue to grow our business, prior to our 2014 initial public offering, the former General Partner adopted the Partnership’s Long Term Incentive Plan for employees, officers, consultants and directors and any of its affiliates, including Diamondback, who perform services for us. This plan was subsequently amended and restated to give effect to the Conversion, effective as of November 13, 2023, which amendment did not change any material terms of the plan. On April 19, 2024, our board of directors unanimously adopted, subject to stockholder approval, our 2024 Amended and Restated Long Term Incentive Plan, amending and restating our Amended and Restated 2014 Long Term Incentive Plan, primarily to extend the expiration date from June 17, 2024 to June 4, 2034, which plan was approved by our stockholders on June 4, 2024 (collectively with the Amended and Restated 2014 Long Term Incentive Plan, the “LTIP”).

The purpose of the LTIP is to provide a means to attract and retain individuals who are essential to our growth and profitability and to encourage them to devote their best efforts to advancing our business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of our Class A Common Stock. The LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, distribution equivalent rights, cash awards, performance awards, other stock-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of our stockholders and to give such individuals the opportunity to share in our long term performance. Prior to the Conversion, any awards that were made under the LTIP were approved by the GP Board and, subsequent to the Conversion, are approved by our board or, since its formation in March 2024, the compensation committee. We are responsible for the cost of awards granted under the LTIP.

2024 Performance Based Awards

In order to motivate and incentivize our NEOs who perform such services for us under the Services and Secondment Agreement and further align their interests with those of our stockholders, in March 2024, the compensation committee granted our NEOs three-year performance-based restricted stock units under the LTIP, in the amounts shown in the table below. In 2024, the compensation committee established 2024 Target LTI awards based on a review of market data from its independent compensation consultant, Company and individual

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 35

performance, and the prevailing industry environment. Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, 100% of the 2024 LTI awards granted to our NEOs under the LTIP were performance-based restricted stock unit awards.

	Performance-Based Restricted Stock Units(1)	Targeted Value of Total LTI Award(2)
Travis D. Stice	20,870	$750,000
Kaes Van’t Hof	20,870	$750,000
Teresa L. Dick	6,957	$250,000
Al Barkmann	6,957	$250,000
Matt Zmigrosky	6,957	$250,000

(1)

The three-year performance-based restricted stock units are for the performance period from January 1, 2024 through December 31, 2026. Each NEO is also entitled to dividend equivalent rights on such NEO’s unvested performance-based restricted stock units at target.

(2)

The aggregate number of performance-based restricted stock units for each NEO for 2024 was calculated by dividing the targeted value of the total LTI award for each NEO indicated in the table by $35.94 per share, representing the average closing price per share of our common stock on The Nasdaq Global Select Market for the five trading days immediately preceding the last trading day in February 2024.

The performance-based restricted stock units are subject to the performance of our total stockholder return relative to our 2024 TSR performance peer group set forth in the table below for the applicable performance period. Additionally, the number of performance-based restricted stock units that would otherwise vest is further adjusted by the absolute TSR modifier illustrated below that reduces payouts upon negative performance period absolute TSR, and increases payouts when the annualized performance period absolute TSR is greater than 15%. No awards vest if the relative total stockholder return (prior to any adjustment required by application of the absolute TSR modifier) falls below the 25th percentile. The performance-based restricted stock units are also subject to satisfaction of continuous service requirements.

Relative Total Stockholder Return Percentile	Target Grant Vesting Percentage
<25th Percentile of Peer Group	0% of Target
Between 25th Percentile of Peer Group and up to but less than 75th Percentile of Peer Group	Straight line interpolation between 50% and 150% of Target
At or above 75th Percentile of Peer Group	200% of Target

Company Absolute Annualized Total Stockholder Return Percentage During Performance Period	Absolute TSR Modifier to be Multiplied by the Target Grant Vesting Percentage
Below 0%	75%
Between 0% and 15%	100%
Above 15%	125%

Target grant vesting percentage is expressed as a percentage of the target number of performance-based restricted stock units granted and, after being adjusted by the applicable absolute TSR modifier, may result in a settlement up to a maximum grant equal to 250% of the target number of performance-based restricted stock units granted.

These awards were designed to incentivize our NEOs to continue to contribute to the Company’s performance at the top of its TSR performance peer group, similar to the Company’s performance in prior periods. In addition, the time-based restricted stock unit awards were designed to promote retention of our NEOs who have been pursued not only by industry competitors but also by private equity groups.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 36

2024 TSR Performance Peer Group
The 2024 TSR performance peer group, which was approved by the compensation committee and will be used to determine the total stockholder return percentile in the 2024 performance-based restricted stock unit awards granted in March 2024 to the NEOs, consisted of the following 11 members in addition to the Company.

Dorchester Minerals, L.P.	Kimbell Royalty Partners LP
Sitio Royalties Corporation	Black Stone Minerals, L.P.
Texas Pacific Land Corporation	SM Energy Company
Northern Oil and Gas, Inc.	Civitas Resources, Inc.
Matador Resources Company	SPDR S&P Oil & Gas Exploration & Production ETF Index (XOP)
Standard & Poor’s 5 00 Index (SPX)
Clawback Policy
Effective October 2, 2023, the Company adopted a “clawback” policy designed to comply with Listing Standard 5608 adopted by Nasdaq to implement Rule
10D-1
under the Exchange Act. Under the clawback policy, the Company will recoup any excess incentive-based compensation earned by an executive officer (including each of our NEOs), on or after October 2, 2023 and during a three fiscal year lookback period, in the event of a financial restatement if a lesser amount of incentive-based compensation would have been earned had such incentive-based compensation been determined based on the restated results. For purposes of the clawback policy, incentive-based compensation includes any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure.
Insider Trading Policy
Our parent, Diamondback, has adopted general and supplemental insider trading policies that govern transactions in Diamondback’s and our securities by Diamondback’s and our directors and executive officers and Diamondback’s employees, including those seconded to us under the Services and Secondment Agreement. We believe these policies are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the Nasdaq Rules. Diamondback’s general insider trading policy, as it applies to us, prohibits our directors, officers and seconded employees from engaging in hedging transactions, trading in puts or calls or engaging in short sales with respect to Viper securities. Under Diamondback’s supplemental insider trading policy, as it applies to us, directors, executive officers and certain “designated persons” are also prohibited from holding such securities in a margin account or otherwise pledging such securities as collateral for a loan. Additionally, directors, executive officers and certain other “designated persons” are only allowed to trade in, donate or otherwise gift Viper securities, as applicable, during the applicable designated trading windows, and must obtain approval from the compliance officer prior to any such trade, donation or gift, except such restrictions do not generally apply to transactions under any pre-arranged
trading plans meeting the requirements of SEC Rule
10b5-1(c).
The general and supplemental insider trading policies were filed as Exhibit 19.1 and 19.2, respectively, to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025.
Timing of Equity Awards
Grants of equity awards are within the discretion of the compensation committee of our board of directors and, beginning with the 2024 grants, are generally made to our NEOs in March of each year, approximately two weeks after our earnings are announced for the preceding quarter and full fiscal year and following the filing of our Annual Report on Form
10-K
for that year. On occasion, the compensation committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. We do not currently grant, and have not in recent years granted, stock options, stock appreciation rights (SARs) or other instruments with option-like features to our NEOs or other employees. Neither our board of directors nor the compensation committee took any material nonpublic information into account when determining the timing and terms of equity awards in 2024, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 37

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

James L. Rubin, Chairperson

Laurie H. Argo

Spencer D. Armour, III

W. Wesley Perry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee of our board of directors currently consists of Laurie H. Argo, Spencer D. Armour, III, W. Wesley Perry and James L. Rubin. No member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We are managed and operated by our board of directors and employees of Diamondback perform services on our behalf. For an analysis of any risks arising from Diamondback’s compensation policies and practices, please read Diamondback’s 2025 proxy statement. We previously made awards of restricted stock units subject to time-based vesting under our LTIP, which we believe drove a long term perspective without causing our executive officers to take unreasonable risks. Beginning in March 2024, we award annual grants of performance-based restricted stock units that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period, which we believe properly motivates our executive officers and further aligns their interests with those of our stockholders without encouraging undue risk taking.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 38

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer, and our three highest paid executive officers during 2024, each identified as one of our NEOs, for the fiscal years presented below, as applicable.

		Stock Awards ($)(1)
Name and Principal Position	Year(2)	Performance Based(3)	Total ($)
Travis D. Stice Chief Executive Officer	2024	$1,245,313	$1,245,313
	2023	$—	$—
	2022	$—	$—
Kaes Van’t Hof President	2024	$1,245,313	$1,245,313
	2023	$—	$—
	2022	$—	$—
Teresa L. Dick Executive Vice President, Chief Financial Officer and Assistant Secretary	2024	$415,124	$415,124
	2023	$—	$—
	2022	$—	$—
Al Barkmann(4) Executive Vice President and Chief Engineer	2024	$415,124	$415,124

Matt Zmigrosky Executive Vice President, General Counsel and Secretary	2024	$415,124	$415,124
	2023	$—	$—
	2022	$—	$—

(1)

The amounts shown in the above table under Stock Awards reflect the grant date fair value of performance-based restricted stock units granted in 2024, determined in accordance with FASB ASC Topic 718. Dividend equivalent rights were factored into the grant date fair value amounts reported in the above table. Details regarding equity awards that were outstanding at December 31, 2024 can be found in the tables entitled “Outstanding Equity Awards at Fiscal 2024 Year-End under the LTIP.” No performance-based restricted stock units were granted to our NEOs during 2023 and 2022.

(2)

During 2024, 2023 and 2022, our NEOs did not receive any amounts of non-equity based compensation from us in relation to the services they provide to us, and no equity awards were granted to our NEOs under the LTIP in 2022 or 2023. Our NEOs were employed and compensated by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P). See “Compensation Discussion and Analysis— Executive Compensation Policy and Objectives” for additional information regarding the compensation of our NEOs by Diamondback and the Services and Secondment Agreement under which Diamondback provides services to us, including the services of our NEOs. A summary compensation table for Diamondback’s named executive officers, including the NEOs seconded to us by Diamondback, and the policies and philosophy of the compensation committee of Diamondback’s board of directors is set forth in Diamondback’s 2025 proxy statement under the heading “Compensation Discussion and Analysis” and “Compensation Tables— Summary Compensation Table.”

(3)

Represents the grant date fair value (calculated as discussed in Note 1 above) of the performance-based restricted stock units for each NEO granted under Viper’s LTIP for the applicable performance period, subject to the Company’s attainment of certain pre-established performance targets and the NEO’s

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 39

continuous employment. The Company utilized a Monte Carlo simulation to value the performance-based restricted stock units granted in 2024 based on the probable performance outcome for the target amount of units on the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts for the performance-based restricted stock units granted in 2024 can range from zero percent up to a maximum equal to 250% of the target number of performance-based restricted stock units granted. If the maximum number of performance-based restricted stock units and the Company’s share price of $36.63 on the grant date is used to determine the value of the performance-based restricted stock unit awards granted in 2024 rather than the probable number of shares, the maximum performance-based award values would be $1,911,170 for Mr. Stice, $1,911,170 for Mr. Van’t Hof, $637,106 for Ms. Dick, $637,106 for Mr. Barkmann, and $637,106 for Mr. Zmigrosky.
(4)

Mr. Barkmann, who first became an NEO of Viper in 2024, but is not and has not been an NEO of Diamondback, received the following compensation from Diamondback for services performed to Diamondback in 2024: (i) base salary of $488,333, (ii) (x) time-based restricted stock unit awards with grant date fair values of $479,590 for awards granted in March 2024 and $890,548 for awards granted in September 2024 and (y) performance-based restricted stock unit awards of $1,326,603, vesting over a three-year performance period, subject to achievement of specific TSR performance goals established by Diamondback’s compensation committee relative to Diamondback’s TSR performance peer group (including the S&P 500 (measured twice) and XOP Index (measured twice)) during the performance period, in each case granted by Diamondback’s compensation committee under Diamondback’s equity incentive plan, (iii) $270,900 in annual cash incentive compensation and (iv) $35,550 in all other compensation by Diamondback, consisting of $34,500 in 401(k) plan contributions and $1,050 in life insurance premiums. None of the compensation paid to Mr. Barkmann in 2024, or to our other NEOs in 2024, 2023 or 2022, by Diamondback was allocated by Diamondback to Viper under the Services and Secondment Agreement or otherwise and, therefore, is not reflected in the summary compensation table or other compensation tables included in this proxy statement. Our other NEO’s compensation paid by Diamondback is disclosed in Diamondback’s proxy statement, filed by Diamondback with the SEC on April 10, 2025, under the headings “Compensation Discussion and Analysis” and “Compensation Tables.”

2024 GRANTS OF PLAN-BASED AWARDS UNDER THE LTIP

		Estimated Future Payouts Under LTIP Awards(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock and Option Awards(2)
Travis D. Stice	3/1/2024	10,435	20,870	52,175	$1,245,313
Kaes Van’t Hof	3/1/2024	10,435	20,870	52,175	$1,245,313
Teresa L. Dick	3/1/2024	3,479	6,957	17,393	$415,124
Al Barkmann	3/1/2024	3,479	6,957	17,393	$415,124
Matt Zmigrosky	3/1/2024	3,479	6,957	17,393	$415,124

(1)

For each NEO, these amounts represent the performance-based restricted stock units granted under the LTIP, which awards are subject to the satisfaction of certain relative TSR performance conditions compared to the Company’s TSR performance peer group for the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026, as certified by the compensation committee, and continuous service requirements. The number of restricted stock units that will vest is based on the achievement of a pre-established threshold, target or maximum relative TSR goal, as compared to the Company’s peers, as modified by the absolute TSR modifier. The TSR is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the average stock price for the month of December 2026 compared to the average stock price for the month of December 2023; by (2) the average stock price for the month of December 2023 ending immediately prior to the beginning of the performance

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 40

period. No awards vest if the relative TSR for the applicable performance period is below the threshold percentile. The absolute TSR modifier reduces payouts upon negative performance period TSR, pays at target upon achieving a performance period annual TSR of zero to 15%, and increases payouts upon achieving a performance period annual TSR of greater than 15%.
(2)	The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END UNDER THE LTIP

The following table provides information concerning equity awards outstanding for our NEOs at December 31, 2024 under Viper’s LTIP:

Name	LTIP Awards: Number of Unearned Shares or Units of Stock That Have Not Vested(1)	LTIP Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(2)
Travis D. Stice	20,870	$1,024,091
Kaes Van’t Hof	20,870	$1,024,091
Teresa L. Dick	6,957	$341,380
Al Barkmann	6,957	$341,380
Matt Zmigrosky	6,957	$341,380

(1)

Reflects the target number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the LTIP subject to the satisfaction of certain relative TSR performance conditions as compared to our TSR performance peer group for the performance period commencing on January 1, 2024 and ending on December 31, 2026, as certified by the compensation committee, and continuous service requirements. The number of restricted stock units that will vest is based on the achievement of a pre-established threshold, target or maximum relative TSR goal, as compared to the Company’s peers, as modified by the absolute TSR modifier. The TSR is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the average stock price for the month of December 2026 compared to the average stock price for the month of December 2023; by (2) the average stock price for the month of December 2023 ending immediately prior to the beginning of the performance period. No awards vest if the relative TSR for the applicable performance period is below the threshold percentile. The absolute TSR modifier reduces payouts upon negative performance period TSR, pays at target upon achieving a performance period annual TSR of zero to 15%, and increases payouts upon achieving a performance period annual TSR of greater than 15%.

(2)

Market value of performance-based restricted stock units that have not vested is based on the closing price of $49.07 per share of our common stock on the Nasdaq Global Select Market on December 31, 2024, which was the last trading day of 2024.

STOCK VESTED DURING FISCAL YEAR 2024 UNDER THE LTIP

No equity awards vested for our NEOs under the LTIP during the year ended December 31, 2024.

POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2024

During 2024, we had no employment, retirement, termination or severance agreements or change in control or similar arrangements, in each case, with our NEOs seconded to us by Diamondback, except for the change in control and certain other acceleration provisions contained in the performance-based restricted stock unit award agreements granted under the LTIP to such individuals. The following table provides information regarding

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 41

potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company and a termination due to the death or disability, as of December 31, 2024, under the terms of the LTIP.

Termination Without Cause, Resignation for Good Reason or Change of Control(1)
Name	Performance-Based Restricted Stock Units(2)
Travis D. Stice	$2,560,227
Kaes Van’t Hof	$2,560,227
Teresa L. Dick	$853,450
Al Barkmann	$853,450
Matt Zmigrosky	$853,450

(1)

Represents the amounts payable to each NEO under the applicable equity award agreement governing the performance-based restricted stock units granted to each NEO under the LTIP during the year ended December 31, 2024.

(2)

The potential payment value of the performance-based restricted stock unit awards that have not vested is based on the closing price of $49.07 per share of our common stock on the Nasdaq Global Select Market on December 31, 2024, which was the last trading day of 2024, and the combined calculated relative total stockholder return percentile and absolute TSR modifier for the performance-based restricted stock units granted in 2024 of 250% as of December 31, 2024.

Termination Due to Death or Disability(3)
Name	Performance-Based Restricted Stock Units(4)
Travis D. Stice	$1,024,091
Kaes Van’t Hof	$1,024,091
Teresa L. Dick	$341,380
Al Barkmann	$341,380
Matt Zmigrosky	$341,380

(3)

Represents the amounts payable to each NEO under the applicable equity award agreement governing the performance-based restricted stock units granted to each NEO under the LTIP during the year ended December 31, 2024.

(4)

The potential payment value of the performance-based restricted stock unit awards that have not vested is based on the closing price of $49.07 per share of our common stock on the Nasdaq Global Select Market on December 31, 2024, which was the last trading day of 2024, and the target grant vesting percentage for the performance-based restricted stock units granted in 2024 of 100% as of December 31, 2024.

PAY RATIO DISCLOSURE

As discussed in this proxy statement, we have no employees, and our day-to-day business was managed by our board of directors during 2024. Diamondback provides certain management services to us, including the services of our executive officers and other seconded employees. Such seconded executive officers, including our Chief Executive Officer, and other seconded employees, receive no separate compensation from us, except for any equity awards that may be granted to them from time to time under the LTIP. Other than the equity awards granted to our Chief Executive Officer under the LTIP during the year ended December 31, 2024, as described in “Compensation Tables,” he received no other separate compensation from us for his services as our Chief Executive Officer.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 42

PAY VERSUS PERFORMANCE DISCLOSURE
Under Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K
of the Securities Act, public companies are required to provide certain information about the relationship between executive compensation actually paid to the Chief Executive Officer, who is referred to as our principal executive officer (“PEO”), and other named executive officers and certain financial performance of such companies. Other than the restricted stock unit awards granted to our Chief Executive Officer and other NEOs under Viper’s LTIP during the year ended December 31, 2024, as described in “Compensation Tables,” our Chief Executive Officer and other NEOs have not received any equity awards or other compensation from us during any of the last four years ended December 31, 2024. The information otherwise required by Item 402(v) of Regulation
S-K
is provided below for each of the last four years ended December 31, 2024, as the Partnership, the Company’s predecessor in the Conversion, was not subject to the requirement to file the proxy statement in prior years, and following the Conversion, the Company is currently in its second year of compliance with pay versus performance disclosure requirements.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands) (7)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
2024	$1,245,313	$1,892,428	$622,671	$946,237	$544.01	$457.20	$603,646
2023	$—	$—	$—	$—	$328.99	$321.80	$501,341
2022	$—	$—	$—	$—	$314.02	$360.36	$655,004
2021	$—	$—	$—	$14,892	$194.07	$216.74	$256,677

(1)	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.
(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

	Reported Summary Compensation Table Total for PEO	Deductions:	Additions:	Compensation Actually Paid to PEO
Year		Reported Value of Equity Awards (a)	Equity Award Adjustments (b)
2024	$1,245,313	$1,245,313	$1,892,428	$1,892,428
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$—	$—

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 43

date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Current Year Equity Awards that Remain Unvested at Year-End	Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	$1,842,340	$—	$—	$—	$—	$50,088	$1,892,428
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$—	$—	$—	$—

(3)
The dollar amounts reported represent the average of the amounts reported for our
Non-PEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of our
Non-PEO
NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Van’t Hof, Ms. Dick, Mr. Barkmann and Mr. Zmigrosky, (ii) for 2023, 2022 and 2021, Mr. Van’t Hof, Ms. Dick and Mr. Zmigrosky.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to our
Non-PEO
NEOs, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our
Non-PEO
NEOs during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for our
Non-PEO
NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deductions:	Additions:	Average Compensation Actually Paid to Non-PEO NEOs
Year		Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)
2024	$622,671	$622,671	$946,237	$946,237
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$14,892	$14,892

Year	Year End Fair Value of Current Year Equity Awards that Remain Unvested at Year-End	Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	$921,192	$—	$—	$—	$—	$25,045	$946,237
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$14,892	$—	$—	$14,892

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the four-year period included in this table, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of
the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at December 31, 2020. The peer group used for this purpose in 2023 represented the TSR of the SPDR S&P Oil & Gas Exploration and Production ETF (“XOP”) based on an initial $100 investment,

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 44

measured on a cumulative basis from the market close on December 31, 2023, 2022, and 2021. The XOP was the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in Viper’s Annual Report on Form
10-K
for the year ended December 31, 2023. The peer group used for this purpose in 2024 consists of the following companies: Dorchester Minerals, L.P., Kimbell Royalty Partners LP, Sitio Royalties Corporation, Black Stone Minerals, L.P., Texas Pacific Land Corporation, SM Energy Company, Northern Oil and Gas, Inc., Civitas Resources, Inc., Matador Resources Company, XOP and the Standard & Poor’s 500 Index (SPX). Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the four-year period included in this table, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLES
During the year ended December 31, 2024, the Company granted performance-based restricted stock unit awards under the LTIP to its NEOs, which are subject to the satisfaction of certain relative TSR performance conditions compared to the Company’s TSR performance peer group for the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026, as more particularly described in the tables above. As such the 2024 LTIP awards granted to our NEOs have not yet vested or been paid. Information about the relationship between the compensation actually paid by Diamondback to Diamondback’s Chief Executive Officer and the average compensation actually paid by Diamondback to Diamondback’s other named executive officers, in each case who perform services for us as our NEOs, and certain of Diamondback’s financial performance measures, are set forth in Diamondback’s 2025 proxy statement under the heading “Compensation
Tables--Pay
Versus Performance Disclosure.”
As discussed above, during the years reported in the pay versus performance tables, we did not have any employees and all of the individuals that conducted our business, including our NEOs, were employed and compensated by Diamondback, except for any equity awards that may be granted under the LTIP. During the years ended December 31, 2023, 2022 and 2021, the Company did not grant any equity awards under the LTIP or otherwise pay any executive compensation and, accordingly, did not align any executive compensation for those years with Company performance or set any performance measures with respect to any compensation that was actually paid (as computed in accordance with SEC rules) to our Chief Executive Officer or other NEOs for a particular year. As a result, for the years ended December 31, 2023, 2022 and 2021 there is no relationship between the information presented in the pay versus performance tables and the Company’s net income, its cumulative total shareholder return, its peer group total shareholder return or any other financial performance measures of the Company.

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 45

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Pay vs. Performance: Total Shareholder Return
CAP ($MM)
$2
$2
$2
$1
$1
$1
$1
$1
$0
$0
$0
Cumulative TSR ($100 Investment)
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$194.07
$314.02
$328.99
$544.01
$1.89
$0.95
$0.00 $0.01
$0.00 $0.00
$0.00 $0.00
2021
2022
2023
2024
CAP (PEO)
Average CAP (Non-PEO NEOs)
Viper TSR

Total Shareholder Return: Company vs. Peer Group
Cumulative TSR ($100 Investment)
$600
$500
$400
$300
$200
$100
$0
$100.00
$194.07
$216.74
$314.02
$360.36
$321.80
$328.99
$544.01
$457.20
12/31/2020
2021
2022
2023
2024
Viper TSR
Peer TSR

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 46

Compensation Actually Paid and Net Income

Pay vs. Performance: Net Income ($MM)
$2
$2
$2
$1
$1
$1
$1
$1
$0
$0
$0
CAP ($MM)
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
($2,000)
($3,000)
($4,000)
($5,000)
Net Income ($MM)
$1.89
$257
$655
$501
$604
$0.95
$0.00
$0.01
$0.00
$0.00
$0.00
$0.00
2021
2022
2023
2024
CAP (PEO)
Average CAP (Non-PEO NEOs)
Net Income ($MM)

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (1)
Long Term Incentive Plan	296,226	$—	8,226,446

(1)
The former General Partner of the Partnership, our
predecessor
in the Conversion, adopted the LTIP, effective as of Jun 17, 2014, in connection with the Partnership’s initial public offering completed in June 2014. The LTIP was subsequently amended and restated, effective as of November 13, 2023, to give effects of the Conversion. On April 19, 2024, our board of directors unanimously adopted, subject to stockholder approval, our 2024 Amended and Restated Long Term Incentive Plan, amending and restating our Amended and Restated 2014 Long Term Incentive Plan, primarily to extend the expiration date from June 17, 2024 to June 4, 2034, which plan was approved by our stockholders on June 4, 2024.

VIPER ENERGY, INC.
•
2025 PROXY STATEMENT 47

2024 DIRECTOR COMPENSATION

Our non-employee directors receive a combination of cash and equity compensation designed to attract and retain qualified candidates to serve on our board of directors. In setting non-employee director compensation, our board of directors considers the significant amount of time that directors spend in fulfilling their duties to the Company and our stockholders as well as the skill level required by our non-employee directors. The compensation committee is responsible for determining the type and amount of compensation for our non-employee directors. The compensation committee engaged Meridian, as its independent compensation consultant, to assist in the annual review of non-employee director compensation with a view to provide a pay program that compensates non-employee directors near the median of our peers by providing benchmark compensation data and recommendations for non-employee director compensation program design. Employee directors are not separately compensated for their service on the board.

Any executive officer or employee of the Company, or Diamondback, who also serves as our director does not receive additional compensation for his or her service as our director. Directors who are not executive officers or employees of the Company, or of Diamondback, receive compensation as “non-employee directors” as set by our board of directors and the compensation committee.

Each non-employee director receives a compensation package that consists of an annual cash retainer of $60,000 plus an additional annual payment of $15,000 for the chairperson and $10,000 for each other member of the audit committee and $10,000 for the chairperson and $5,000 for each other member of each other committee. In addition, each non-employee director receives an equity award of restricted stock units under the LTIP granted annually at the close of business on July 10th of each year or, if not a business day, the first business day thereafter. The number of restricted stock units awarded is calculated by dividing $100,000 by the average closing price of our common units for the five trading days immediately preceding the date of grant. The awards vest on the first anniversary of the grant date. Our directors are also reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or its committees.

The following table sets forth the aggregate dollar amount of all fees earned to each of the non-employee directors during 2024 for their services on the board:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Laurie H. Argo(4)	$72,236	$101,101	$173,337
Spencer D. Armour, III(3)(4)	$78,158	$101,101	$179,259
Frank C. Hu(3)(4)	$74,079	$101,101	$175,180
W. Wesley Perry(3)(4)	$83,158	$101,101	$184,259
James L. Rubin(3)(4)	$79,796	$101,101	$180,897
Steven E. West(3)(4)	$60,000	$101,101	$161,101

(1)

This column reflects the value of a director’s annual retainer. Of these amounts, $15,000, $17,500, $17,500, $18,750, $19,138 and $15,000 were payments made in December 2023 to Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West, respectively, for services to be performed in the first quarter of 2024. Excluded from these amounts were payments of $18,750, $20,000, $18,750, $21,250, $20,000 and $15,000 made in December 2024 to Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West, respectively, for services to be performed in the first quarter of 2025.

(2)

The amount in this column represents the aggregate grant date fair value of phantom units granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

(3)

Each of Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West received a grant of 3,863 phantom units on July 10, 2023, which vested and settled on July 10, 2024, pursuant to the LTIP, with each unit having a grant date fair value of $25.27. Each phantom unit was the economic equivalent of one of our common units.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 48

(4)

Each of Ms. Argo and Messrs. Armour, Hu, Perry, Rubin and West received a grant of 2,555 phantom units on July 10, 2024, which will vest and settle on July 10, 2025, pursuant to the LTIP, with each unit having a grant date fair value of $39.57. Each phantom unit is the economic equivalent of one of our common units.

Mr. Stice is a director, but was also an executive officer in 2024 and an employee of Diamondback. Mr. Stice has received awards pursuant to the Diamondback Energy, Inc. 2021 Amended and Restated Equity Incentive Plan (the “Diamondback Equity Incentive Plan”) for his service as an executive officer or employee, respectively, and unrelated to his service as director. These awards are reflected in the tables contained in Diamondback’s 2025 proxy statement under the heading “Compensation Discussion and Analysis” and “Compensation Tables.” In addition, on March 1, 2024, Mr. Stice received a performance-based restricted stock unit award under Viper’s LTIP, which is reflected in the tables under the heading “Compensation Tables” above.

Mr. Van’t Hof is a director, but is also an executive officer and Mr. Van’t Hof is an employee of Diamondback. Mr. Van’t Hof has received awards pursuant to the Diamondback Equity Incentive Plan for his service as an executive officer or employee, respectively, and unrelated to his service as director. These awards are reflected in the tables contained in Diamondback’s 2025 proxy statement under the heading “Compensation Discussion and Analysis” and “Compensation Tables.” In addition, on March 1, 2024, Mr. Van’t Hof received a performance-based restricted stock unit award under Viper’s LTIP, which is reflected in the tables under the heading “Compensation Tables” above.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 49

STOCK OWNERSHIP

HOLDINGS OF MAJOR STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2025 of shares of our Class A Common Stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Diamondback Energy, Inc. 500 West Texas Avenue, Suite 100 Midland, Texas 79701	85,431,453	(1)(2)	39.0	%(1)(2)
Wellington Management Group LLP(3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	11,628,765		8.9%
EnCap Partners GP, LLC(4) c/o EnCap In vestments L.P. 9651 Katy Freeway, Suite 600 Houston, TX 77024	12,061,914		8.4%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	9,855,556		7.5%
BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	8,760,345		6.7%
T. Rowe Price Associates, Inc.(7) 100 E. Pratt Street Baltimore, MD 21202	8,248,043		6.3%

(1)

Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 131,323,078 shares of Class A Common Stock outstanding as of April 1, 2025. As of April 1, 2025, there were also 87,831,750 shares of Class B Common Stock outstanding, of which (i) 85,431,453 shares of Class B Common Stock (together with the corresponding number of OpCo Units) were beneficially owned by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P) and (ii) 2,400,297 shares of Class B Common Stock (together with the corresponding number of OpCo Units) were owned by certain affiliates of Morita Ranches Minerals, LLC. The shares of Class B Common Stock held by the holders of our Class B Common Stock are freely exchangeable, together with the equal number of their OpCo Units, for the same number of shares of Class A Common Stock and, as a result, are deemed outstanding for the purpose of computing beneficial ownership of such holder, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Further, 10,093,670 shares of Class B Common Stock subject to the TWR Class B Option exercisable, together with the equal number of OpCo Units, for the same number of shares of Class A Common Stock by TWR IV, which received the TWR Class B Option and the OpCo Units in connection with the Operating Company’s acquisition of certain mineral and royalty-owning subsidiaries of TWR IV on October 1, 2024 (as reported in Viper’s Current Report on Form 8-K filed with the SEC on October 2, 2024), are deemed outstanding for purposes of computing beneficial ownership of TWR IV and its affiliates, but are not deemed outstanding for any other person.

(2)

Based on Schedule 13D/A filed by Diamondback and Diamondback E&P with the SEC on February 3, 2025. Diamondback is a publicly traded company and Diamondback E&P is a wholly-owned subsidiary of Diamondback. The number of shares shown as beneficially owned by Diamondback consists of (i)

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 50

77,364,925 shares of Class B Common Stock freely exchangeable by Diamondback into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback, and (ii) 8,066,528 shares of Class B Common Stock freely exchangeable by Diamondback E&P into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback E&P. Diamondback and Diamondback E&P have sole voting and dispositive power with respect to the shares of Class B Common Stock they hold. No outstanding shares of Class A Common Stock were held by Diamondback or Diamondback E&P as of April 1, 2025. The number of shares shown as beneficially owned by Diamondback does not reflect 69,626,640 OpCo Units and an equivalent number of shares of Class B Common Stock (in each case subject to customary closing adjustments, including, among other things, for net title benefits) issuable to Diamondback and/or its subsidiaries at the closing of the Drop Down, due to the conditions precedent to the consummation of the transactions contemplated by the Drop Down Purchase Agreement. None of Diamondback’s directors, except for Steven E. West who also serves as a director of Viper, hold any securities with rights to acquire shares of Viper’s common stock. None of Diamondback’s executive officers individually or collectively (with each other and Steven E. West) hold securities to acquire 1% or more of outstanding shares of Viper’s common stock. Each such individual and his or her respective ownership of securities to acquire Viper’s common stock, if any, is listed on Exhibit 99.1 to Schedule 13D/A filed on February 3, 2025.
(3)

Based solely on Schedule 13G/A jointly filed with the SEC on November 8, 2024 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These securities are owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, “Wellington Investment Advisers”). Wellington Management Group LLP is a parent holding company of certain holding companies and Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Each of Wellington Management, Wellington Holdings and Wellington Advisors reported shared voting power over 9,673,659 shares of Class A Common Stock and shared dispositive power over 11,628,765 shares of Class A Common Stock. Wellington Company reported shared voting power over 9,457,623 shares of Class A Common Stock and shared dispositive power over 10,726,444 shares of Class A Common Stock.

(4)

Based solely on Schedule 13G jointly filed with the SEC on March 3, 2025 by TWR IV, EnCap Energy Capital Fund XI, L.P. (“EnCap Fund XI”) and EnCap Partners GP, LLC (“EnCap Partners GP”). Includes 10,093,670 OpCo Units owned directly by TWR IV and 1,968,244 OpCo Units owned directly by EnCap Fund X. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap Investments LP is the sole member of EnCap Equity Fund XI GP, LLC (“EnCap Fund XI GP”), which is the general partner of EnCap Equity Fund XI GP, L.P. (“EnCap Fund XI LP”), which is the sole general partner of EnCap Fund XI, which is the managing member of TWR IV. EnCap Investments LP is the general partner of EnCap Equity Fund X GP, L.P. (“EnCap Fund X GP”), which is the general partner of EnCap Fund X. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund XI GP may be deemed to beneficially own securities owned by EnCap Fund XI and TWR IV. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund X GP may be deemed to beneficially own securities owned by EnCap Fund X. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund XI GP LLC, EnCap Fund XI GP and EnCap Fund X GP disclaim beneficial ownership of the securities owned by EnCap Fund XI and EnCap Fund X, as applicable, except to the extent of their respective pecuniary interest therein. This calculation is based on an assumed combined total of 143,384,992 shares of Class A Common

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 51

Stock outstanding, which consists of: (a) a total of 131,323,078 shares of Class A Common Stock outstanding as of April 1, 2025; and (b) assumes that all (i) 10,093,670 OpCo Units directly held by TWR IV and (ii) 1,968,244 OpCo Units held by EnCap Fund X were exchanged for newly-issued shares of Class A Common Stock on a one-for-one basis. There were a total of 87,831,750 shares of Class B Common Stock outstanding as of April 1, 2025.
(5)

Based solely on Schedule 13G/A jointly filed with the SEC on November 12, 2024 by the Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 38,628 shares of Class A Common Stock, sole dispositive power over 9,715,771 shares of Class A Common Stock and shared dispositive power over 139,785 shares of Class A Common Stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5% of this class of securities.

(6)

Based solely on Schedule 13G/A jointly filed with the SEC on November 12, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 8,534,081 shares of Class A Common Stock and sole dispositive power over 8,760,345 shares of Class A Common Stock. The following subsidiaries of BlackRock, Inc. hold shares of our common stock reported on the Schedule 13G/A: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Advisors (UK) Limited, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. BlackRock reported that other than BlackRock Fund Advisors, no one person’s interest in these securities is more than five percent of the total outstanding shares of Class A Common Stock.

(7)

Based solely on Schedule 13G/A jointly filed with the SEC on February 14, 2025 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power over 8,022,265 shares of Class A Common Stock and sole dispositive power over 8,248,043 shares of Class A Common Stock. Price Associates indicated in prior amendments to Schedule 13G that it does not serve as custodian of the assets of any of its clients and, accordingly, in each instance only Price Associates’ client or such client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of this class of such securities is owned by any one client subject to the investment advice of Price Associates.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 52

HOLDINGS OF OFFICERS AND DIRECTORS

Holdings of Viper Class A Common Stock

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2025 of shares of our Class A Common Stock by each of our directors, by each NEO and by all directors and executive officers as a group.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned(1)	Percentage of Class A Common Stock Beneficially Owned
Kaes Van’t Hof(2)	35,362	*
Austen Gilfillian(3)	15,830	*
Teresa L. Dick(4)	11,540	*
Matt Zmigrosky(5)	4,253	*
Al Barkmann(6)	1,000	*
Travis D. Stice(7)	106,169	*
Laurie H. Argo(8)	3,863	*
Spencer D. Armour, III(8)	39,987	*
Frank C. Hu(8)	9,770	*
W. Wesley Perry(8)	72,015	*
James L. Rubin(8)	5,779	*
Steven E. West(8)	26,060	*
All directors and executive officers as a group (12 persons)	331,628	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of Class A Common Stock subject to unvested restricted stock units held by that person that are vesting within 60 days of April 1, 2025, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 131,323,078 shares of Class A Common Stock outstanding as of April 1, 2025. Unless otherwise indicated, all amounts exclude shares of Class A Common Stock issuable upon vesting of restricted stock units that were not vested as of April 1, 2025 and will not vest within 60 days of April 1, 2025. Except as noted, each stockholder identified in the above table and related footnotes is believed to have sole voting and sole investment power with respect to the Common Stock beneficially owned, as applicable.

(2)

Excludes (i) 20,870 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 27,074 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(3)

Excludes (i) 1,855 restricted stock units vesting on October 1, 2025, (ii) 5,120 restricted stock units granted on March 2, 2023 that are scheduled to vest in two remaining equal annual installments beginning on October 1, 2025, (iii) 1,855 restricted stock units vesting on March 1, 2026, (iv) 13,334 restricted stock units granted on December 20, 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026 and (v) 7,219 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026. Also excludes (i) 8,348 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 16,245 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2025

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 53

that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.
(4)

Excludes (i) 6,957 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Ms. Dick on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(5)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 8,664 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(6)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(7)

Reflects shares of Class A Common Stock held by Stice Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third-party valuation of the fair market value of the gifted interest as of December 31, 2023. Effective as of May 31, 2024, Mr. Stice’s spouse gifted an estimated 8% limited partner interest in Stice Investments, Ltd., which interest was owned by her as of that date as her sole and separate property, to the TDS 2024 Trust (the “Trust”), of which Mr. Stice is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed effective as of May 31, 2024, which interest was calculated based on the third party valuation of the fair market value of the gifted interest as of May 31, 2024, subject to completion of the final valuation. Stice Investments, Ltd. is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift to his spouse may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift to his spouse, except to the extent of his actual pecuniary interest therein. Excludes 20,870 performance-based restricted stock units granted to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(8)	Excludes 2,555 unvested restricted stock units that will vest on July 10, 2025.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 54

Holdings of Diamondback Common Stock

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2025 of shares of common stock of Diamondback by each of our NEOs, by each director and by all executive officers and directors as a group.

	Shares of Diamondback Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Kaes Van’t Hof(2)	113,264	*
Teresa L. Dick(3)	99,747	*
Matt Zmigrosky(4)	50,160	*
Al Barkmann(5)	14,717	*
Austen Gilfillian	280	*
Travis D. Stice(6)	512,024	*
Laurie H. Argo	—	—
Spencer D. Armour, III	—	—
Frank C. Hu	—	—
W. Wesley Perry	—	—
James L. Rubin	—	—
Steven E. West(7)	12,135	*
All directors and executive officers as a group (12 persons)	802,327	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock subject to options held by that person that are exercisable as of April 1, 2025 and (ii) shares of common stock subject to restricted stock units held by that person that are exercisable or vesting within 60 days of April 1, 2025, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 294,082,951 shares of common stock outstanding as of April 1, 2025. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 1, 2025 or within 60 days of April 1, 2025. Except as noted, each stockholder in the above table is believed to have sole voting and sole investment power with respect to the shares of common stock beneficially held.

(2)

Excludes (i) 3,003 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 7,346 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026, (iii) 7,032 restricted stock units that are scheduled to vest in four equal annual installments beginning on March 1, 2026, (iv) 10,547 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in four substantially equal annual installments beginning on March 1, 2026, (v) 18,218 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (vi) 13,515 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (vii) 16,531 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 55

(3)

Excludes (i) 1,539 restricted stock units that are scheduled to on March 1, 2026, and (ii) 3,716 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 9,216 performance-based restricted stock units awarded to Ms. Dick on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 6,926 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 8,363 performance-based restricted stock units awarded to Ms. Dick on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(4)

Excludes (i) 1,877 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 10,932 restricted stock units granted on September 10, 2024 that are scheduled to vest in five substantially equal installments beginning on September 10, 2025, and (iii) 4,926 restricted stock units granted on March 1, 2025 that are scheduled to vest in two substantially equal annual installments beginning on March 1, 2026. Also excludes (i) 10,717 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 8,447 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 11,085 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(5)

Excludes (i) 714 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 1,726 restricted stock units granted on March 1, 2024 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026, (iii) 5,193 restricted stock units granted on September 10, 2024 that are scheduled to vest in three equal annual installments beginning on September 10, 2025, and (iv) 3,500 restricted stock units granted on March 1, 2025 that are scheduled to vest in three substantially equal annual installments beginning on March 1, 2026. Also excludes (i) 3,215 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 3,886 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 5,251 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(6)

Reflects (i) 79,673 shares held by Mr. Stice, (ii) 411,951 shares held by Stice Investments, Ltd, and (iii) 20,400 shares held by TBS Legacy Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third-party valuation of the fair market value of the gifted interest as of December 31, 2023. TBS Legacy Investments, Ltd. and Stice Investments, Ltd. are managed by Stice Management, LLC, their general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 56

subject to the gift, except to the extent of his actual pecuniary interest therein. Excludes (i) 7,320 restricted stock units that are scheduled to vest on March 1, 2026, and (ii) 22,472 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 40,509 performance-based restricted stock units awarded to Mr. Stice on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 32,943 performance-based restricted stock units awarded to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 50,564 performance-based restricted stock units awarded to Mr. Stice on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.
(7)	Includes 1,035 restricted stock units, which will vest on the earlier of June 6, 2025 and the date of Diamondback’s 2025 annual meeting of stockholders.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 57

STOCK PERFORMANCE GRAPH

Our stock performance graph providing a comparison of our cumulative TSR during the five-year period beginning on December 31, 2019, the last trading before the beginning of our fifth preceding fiscal year, through December 31, 2024 is included in our most recent Annual Report on Form 10-K, filed with the SEC on February 26, 2025, which information is incorporated herein by reference.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 58

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;

•	a transaction with a related party involving less than $120,000;

•

a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;

•

a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and

•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Payments to Diamondback and Its Affiliates under the Services and Secondment Agreement

Under the Services and Secondment Agreement, we are required to reimburse Diamondback for all reasonable costs and expenses (including administrative costs) Diamondback incurs and payments Diamondback makes on our behalf in connection with providing services to us under the Services and Secondment Agreement. Except as discussed under the heading “Compensation Discussion and Analysis—Executive Compensation Policy and Objectives,” the Services and Secondment Agreement does not set a limit on the amount of expenses for which Diamondback is entitled to reimbursement by us for the services provided by Diamondback under the Services and Secondment Agreement. The reimbursable expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and other expenses allocated to us in connection with such services.

For the year ended December 31, 2024, Diamondback charged Viper $10.5 million for the services of Diamondback employees that provided services to Viper pursuant to the Services and Secondment Agreement. Additionally, Diamondback’s estimated annual budget for the cost of services for Diamondback employees that will provide services to Viper under the Services and Secondment Agreement for the year ending December 31, 2025 is between $12.0 and $13.0 million.

Dividends paid to Diamondback and Diamondback E&P

Diamondback and Diamondback E&P are entitled to receive their pro rata portion of (i) the dividends we make on our Class A Common Stock, to the extent they hold any such common equity on the record date set for that

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 59

purpose by the board of directors, and (ii) the distributions the Operating Company makes in respect of the OpCo Units. Following the secondary underwritten public offering of Class A Common Stock completed by Diamondback on March 8, 2024, Diamondback held no shares of Class A Common Stock. Under the terms of our certificate of incorporation, we are required to pay a quarterly preferred dividend in respect of our Class B Common Stock, all of which is held by Diamondback, Diamondback E&P and the Morita Ranches Equity Recipients, in the aggregate amount of $20,000 per quarter, which is consistent with the Partnership’s pre-Conversion preferred distribution requirement. Other than that preferred dividend requirement, we are not required to pay dividends to our stockholders on a quarterly or other basis, and declaration of any other dividends in the future will be solely in the discretion of our board of directors. During the year ended December 31, 2024, Diamondback received dividends from us and distributions from the Operating Company in the aggregate amount of $254.2 million.

Diamondback Registration Rights Agreement and Exchange Agreement

On June 23, 2014, in connection with its initial public offering, the Partnership entered into a registration rights agreement with Diamondback, which registration rights agreement was subsequently amended and restated on May 9, 2018 in connection with the Partnership’s recapitalization transaction completed on May 10, 2023 and was further amended and restated on November 10, 2023 in connection with the Conversion completed on November 13, 2023 (as so amended and restated, the “Diamondback Registration Rights Agreement”). Pursuant to the Diamondback Registration Rights Agreement, Diamondback has certain demand registration rights with respect to our securities held by it or its subsidiaries. Pursuant to the terms of the Diamondback Registration Rights Agreement, we agreed to indemnify Diamondback and its subsidiaries acting as the selling stockholders against certain liabilities and the selling stockholders have agreed to indemnify us against certain liabilities, which may arise from any written information furnished to us by the selling stockholders expressly for use in any testing-the-waters communication, registration statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or any amendment or supplement thereof.

On March 5, 2024, in connection with Diamondback’s’ exercise of certain registration rights under the Diamondback Registration Rights Agreement, we filed our registration statement on Form S-3ASR registering for resale up to an aggregate of 98,656,453 shares of our Class A Common Stock beneficially owned at the time of such filing by Diamondback and Diamondback E&P, and on March 8, 2024, Diamondback sold an aggregate of 13,225,000 shares of Class A Common Stock in an underwritten public offering, which offering included shares of the Class A Common Stock received by Diamondback upon Diamondback’s exercise (immediately prior to the closing of the secondary offering) of its exchange right under the terms and conditions of that certain exchange agreement, initially entered by the Partnership with Diamondback in connection with the recapitalization transaction completed on May 10, 2018 and amended and restated in connection with the Conversion completed on November 13, 2023 (as so amended and restated, the “Exchange Agreement”). Under the terms and conditions of the Exchange Agreement, Diamondback and Diamondback E&P have the right to exchange their shares of Class B Common Stock together with the equal number of their OpCo Units, for the same number of shares of Class A Common Stock upon delivery of notice of redemption to us.

Pursuant to the Diamondback Registration Rights Agreement, we paid all expenses relating to such registration of shares of Class A Common Stock by Diamondback and Diamondback E&P and all of the expenses of the secondary offering completed on March 8, 2024, except that Diamondback paid the underwriting discounts and commissions and its attorney’s fees. Our estimated expenses in connection with Diamondback’s secondary offering and the filing of the related registration statement were approximately $1.0 million.

Agreements with TWR IV and Morita Ranches Equity Recipients

In connection with the closing of the TWR IV Acquisition, we and OpCo entered into the Class B Common Stock Option Agreement with TWR IV, pursuant to which TWR IV may exercise the TWR Class B Option to acquire up to 10,093,670 shares of our Class B Common Stock.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 60

In addition, at the closing of the TWR IV Acquisition, (i) we, Diamondback, Diamondback E&P and TWR IV entered into the Third Amended and Restated Limited Liability Agreement of OpCo, dated as of October 1, 2024, adding TWR IV as party to OpCo’s limited liability company agreement, and (ii) we, OpCo, Diamondback, Diamondback E&P, TWR IV, and, for the limited purpose specified therein, the General Partner, entered into a Second Amended and Restated Exchange Agreement, amending and restating the Exchange Agreement (the “Amended Exchange Agreement”), pursuant to which TWR IV was added as a holder and party to the Exchange Agreement entitled to the rights to exchange (the “TWR Exchange Rights”) up to 10,093,670 OpCo Units received by TWR IV at closing of the TWR IV Acquisition and, where applicable, an equal number of shares of our Class B Common Stock upon exercise of the TWR Class B Option by TWR IV, for the same number of shares of our Class A Common Stock.

At the closing of the TWR IV Acquisition, we also entered into a Registration Rights Agreement (as subsequently amended and restated, the “TWR IV Registration Rights Agreement”), pursuant to which (i) TWR IV received certain demand and piggyback registration rights with respect the shares of our Class A Common Stock to be received by TWR IV upon exercise of the TWR Exchange Rights and, if applicable, the TWR Class B Option.

At the closing of the Morita Ranches Acquisition, the Morita Ranches Equity Recipients (i) became parties to the Third Amended and Restated Limited Liability Agreement of OpCo, dated as of October 1, 2024, as amended, and (ii) entered into an exchange agreement (the “Morita Ranches Exchange Agreement”) with us and OpCo to provide for the right to exchange (the “Morita Ranches Exchange Rights”) up to 2,400,297 OpCo Units and an equal number of shares of our Class B Common Stock received by the Morita Ranches Equity Recipients at closing of the Morita Ranches Acquisitions, for the same number of shares of our Class A Common Stock.

In addition, at the closing of the Morita Ranches Acquisition, we also entered into a registration rights agreement with the Morita Ranches Equity Recipients (the “Morita Ranches Registration Rights Agreement”), pursuant to which (i) the Morita Ranches Equity Recipients received certain demand and piggyback registration rights with respect to the shares of our Class A Common Stock that may be acquired by them upon exercise of the Morita Ranches Exchange Rights. Each of TWR IV and the Morita Ranches Equity Recipients is an affiliate of EnCap Partners GP, LLC, which beneficially owned approximately 8.4% of our Class A Common Stock, on a fully converted basis, as of April 1, 2025. The TWR IV Registration Rights Agreement and the Morita Ranches Registration Rights Agreements are collectively referred to herein as the “EnCap Registration Rights Agreements.”

To fulfill certain of our registration obligations under the EnCap Registration Rights Agreements, on April 1, 2025, we filed a shelf registration statement on Form S-3ASR to cover the resale of up to an aggregate of 12,493,967 shares of Class A Common Stock that may be received and sold by TWR IV or the Morita Ranches Equity Recipients, or their permitted transferees, upon exercise of the TWR Exchange Rights or the Morita Ranches Exchange Rights, as applicable, under the Amended Exchange Agreement and the Morita Ranches Exchange Agreement, as applicable, which registration statement on Form S-3 ASR became automatically effective upon filing.

Pursuant to the EnCap Registration Rights Agreements, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders under the registration statement or in any offering thereunder will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. Pursuant to the terms of the EnCap Registration Rights Agreements, we agreed to indemnify TWR IV and the Morita Ranches Equity Recipients against certain liabilities, including liabilities under the Securities Act, and they have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by them expressly for use in connection with the registration statement or any offering thereunder. Our estimated expenses in connection with the filing of the registration statement contemplated by the EnCap Registration Rights Agreements were approximately $0.2 million.

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Tax Sharing Agreement

In connection with the closing of the Partnership’s initial public offering, we entered into a tax sharing agreement with Diamondback, dated June 23, 2014, which was amended and restated on November 10, 2023 in connection with Conversion completed on November 13, 2023 (as so amended and restated, the “Tax Sharing Agreement”). Under the terms and conditions of the Tax Sharing Agreement, we agreed to reimburse Diamondback for our share of state and local income and other taxes for which our activities are included in a combined or consolidated tax return filed by Diamondback with respect to taxable periods including or beginning on June 23, 2014. The amount of any such reimbursement is limited to the tax that we would have paid had we not been included in a combined group with Diamondback. Diamondback may use its tax attributes to cause its combined or consolidated group, of which we may be a member for this purpose, to owe less or no tax. In such a situation, we agreed to reimburse Diamondback for the tax we would have owed had the tax attributes not been available or used for our benefit, even though Diamondback had no cash tax expense for that period. For the year ended December 31, 2024, we recognized $2.4 million of state income tax expense payable under the Tax Sharing Agreement.

Lease Bonus Payments

During the year ended December 31, 2024, Diamondback paid us $0.2 million in lease bonus payments for three new leases from Viper.

Surface Use

Diamondback periodically pays us for surface use charges and right of way easements related to properties that Diamondback leases from us. During the year ended December 31, 2024, Diamondback paid us $0.6 million for such purposes.

Pending Drop Down

On January 30, 2025, we announced our entry into the Drop Down Purchase Agreement with certain subsidiaries of our parent Diamondback, pursuant to which OpCo has agreed to acquire the Target Interests from Endeavor Energy Resources. The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, Endeavor Energy Resources will (i) convey certain overriding royalty interests to 1979 Royalties, (ii) cause its subsidiary, D.G. Royalty, LLC, to convey royalty interests comprising substantially all of its assets to 1979 Royalties and (iii) cause its subsidiary, Wyatt Energy Partners, to convey certain fee minerals in non-producing undeveloped acreage to 1979 Royalties. As of the date of the Drop Down Purchase Agreement, the Endeavor Mineral and Royalty Interests owned by the Endeavor Subsidiaries consisted of approximately 11,625 net royalty acres in the Permian Basin. After giving effect to the Conveyances, at closing of the Drop Down, the Endeavor Mineral and Royalty Interests owned by the Endeavor Subsidiaries will consist of approximately 22,847 net royalty acres in the Permian Basin.

If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) the Cash Consideration of $1.0 billion and (ii) the Equity Issuance of 69,626,640 OpCo Units and an equivalent number of shares of our Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits. We expect to fund the Cash Consideration for the Drop Down through a combination of cash on hand, borrowings under OpCo’s revolving credit facility, and proceeds from the 2025 Equity Offering.

The completion of the Drop Down is subject to (i) the approval of the Drop Down by the holders of a majority of the voting power of our common stock entitled to vote at the special meeting of our stockholders, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries, (ii) the approval of the Equity Issuance by a majority of the total votes cast on such proposal at the special meeting, (iii) the

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expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which expired at 11:59 p.m. Eastern Time on March 10, 2025, and (iv) the satisfaction or waiver of other customary closing conditions.

We expect to hold the special meeting of our stockholders, and assuming the requisite stockholder approval is obtained, close the Drop Down, on May 1, 2025. A copy of the definitive proxy materials for the special meeting was mailed to each stockholder entitled to vote at our special meeting. See also “Conversion to Corporation, Drop Down and Changes In “Controlled Company” Status—Pending Drop Down” beginning on page 2.

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PROPOSAL 2: APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation structure as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation structure with respect to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. The next “say on pay” vote will take place at our 2026 Annual Meeting.

BOARD VOTING RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION STRUCTURE AS REPORTED IN THIS PROXY STATEMENT.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 64

PROPOSAL 3: RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

WHAT AM I VOTING ON?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP, or “Grant Thornton,” as our independent auditors for fiscal year 2025. The audit committee has appointed Grant Thornton to serve as independent auditors.

WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?

Audit services of Grant Thornton for fiscal year 2024 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

HOW MUCH WERE THE INDEPENDENT AUDITORS PAID IN 2024 AND 2023?

The following table summarizes the aggregate fees of Grant Thornton for professional services (in thousands):

	Year Ended December 31,
	2024	2023
	(In thousands)
Audit fees(1)	$725	$654
Audit-related fees(2)	—	295
Tax fees(3)	—	—
All other fees(4)	—	—

Total	$725	$949

(1)	Audit fees represent aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters.
(2)	Audit-related fees for the year ended December 31, 2023 represent fees for an acquired business audit required pursuant to Regulation S-X, Rule 3-05.
(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above.

DOES THE AUDIT COMMITTEE APPROVE THE SERVICES PROVIDED BY GRANT THORNTON?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton subsequent to our initial public offering and the formation of our audit committee were pre-approved by our audit committee.

WILL A REPRESENTATIVE OF GRANT THORNTON BE PRESENT AT THE MEETING?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate

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practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

HAS GRANT THORNTON ALWAYS SERVED AS VIPER’S INDEPENDENT AUDITORS?

Grant Thornton has served as our independent auditors since 2013.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2025.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 66

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The board of directors of Viper Energy, Inc., which we refer to as “Viper,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2025 Annual Meeting of Stockholders.

What am I voting on, what are the voting options and how does the board of directors recommend that I vote my shares?

Brief Description of Proposal		Voting Options	Board’s Recommendation
1.	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	✓	FOR each nominee
2.	Approval, on an advisory basis, of the Company’s executive compensation structure	FOR, AGAINST or ABSTAIN	✓	FOR
3.	Ratify the appointment of our independent auditors	FOR, AGAINST or ABSTAIN	✓	FOR

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 1, 2025. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote. As of April 1, 2025, we had 131,323,078 shares of Class A Common Stock and 87,831,750 shares of Class B Common Stock outstanding and entitled to vote. As provided in our certificate of incorporation, except as otherwise expressly required thereunder or by applicable law, the holders of Class A Common Stock and Class B Common Stock will vote together as a single class (or, if the holders of more than one series of preferred stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, together as a single class with the holders of any such other series of preferred stock) on all matters submitted to the vote of stockholders generally. As of April 1, 2025, no shares of any series of preferred stock were issued by us. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 1, 2025 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than on the proposals that are considered to be “routine.” Under the rules of the New York Stock Exchange (NYSE), which apply to brokers regardless of whether an issuer is listed on the NYSE or Nasdaq, Proposal 3 relating to the ratification of our independent auditors is considered to be a “routine” matter. Accordingly, brokers will have discretionary authority to vote on Proposal 3, but will not have discretionary authority to vote on Proposal 1 or Proposal 2 at the Annual Meeting without your specific instructions.

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How many votes are needed to approve each of the proposals, and what are the effects of abstentions, broker non-votes and unmarked, signed proxy cards?

Brief Description of Proposal		Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker-Non Votes	Unmarked/Signed Proxy Cards
1.	Election of Directors	Directors will be elected by the affirmative vote of a majority of the votes cast by holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or by proxy, which means that the number of shares of Common Stock voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee(1)	None	None	FOR each nominee
2.	Approval, on an advisory basis, of the Company’s executive compensation structure	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock voting together as a single class, present in person or represented by proxy	None	None	FOR
3.	Ratify the appointment of our independent auditors	Majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy	None	Not applicable	FOR

(1)

If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2025.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. See also “How to attend the Annual Meeting?” below.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 68

May I change my vote?

Yes, if you are a registered stockholder. You may change or revoke your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy;

•	If you mailed a signed proxy card, then mail a new valid proxy card bearing a later date and return it to us prior to the Annual Meeting;

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;

•	Sending our Secretary a written document revoking your earlier proxy; or

•	Voting again at the Annual Meeting.

However, if you are a beneficial owner and your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to change or revoke your proxy.

Who counts the votes?

We have engaged Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. An employee of Computershare Trust Company, N.A. will act as our Inspector of Elections.

How are proxies being solicited and who pays the related expenses?

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of proxy materials and solicitation of votes. The Company will pay Georgeson a base fee of $19,500, plus customary costs and expenses, for these services and has agreed to indemnify Georgeson against certain liabilities in connection with its engagement. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspector of elections have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Where can I find the voting results of the Annual Meeting?

We will report the voting results on a Current Report on Form 8-K which will be filed with the SEC no later than four business days after the Annual Meeting.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 69

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. As discussed above, Proposal 3 relating to the ratification of Grant Thornton as our independent auditors for 2025 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

Proposals 1 and 2 are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly presented to be considered and voted on at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Who can attend the meeting?

The Annual Meeting is only open to holders of our Class A Common Stock and Class B Common Stock as of the record date, April 1, 2025.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to attend the meeting in person. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK AS OF THE RECORD DATE, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How to attend the Annual Meeting?

The Annual Meeting will be held at the Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701. From Midland International Air & Space Port located at 9506 La Force Blvd., keep left on La Force Blvd., turn right on West Highway 80 East toward Odessa, Texas, keep right onto West Highway 80 East, turn left on West Country Road 117, turn left on US-80, continue toward Midland, Texas, take a slight right turn onto West Front Street, turn left onto South Marienfeld Street and turn left onto West Wall Street. The Petroleum Club of Midland is on the left at 501 West Wall Street.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2024 Annual Report on Form 10-K are available at www.envisionreports.com/VNOM2.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2024 Annual Report on Form 10-K, over the Internet in accordance with the rules of the SEC. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 70

Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/VNOM2.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2024 Annual Report on Form 10-K, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

What is householding?

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Viper stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•

If your shares of our Common Stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

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SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2026 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary. The proposal must comply with the requirements set forth in our bylaws and must be received no later than December 11, 2025.

Our proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of our bylaws, stockholder director nominations for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders must be received between November 11, 2025 and December 11, 2025.

Stockholders who wish to propose a matter for action at the 2026 Annual Meeting of Stockholders, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals. The notice must be delivered to our Secretary between January 20, 2026 and February 19, 2026. You can obtain a copy of our bylaws by writing the Secretary at the address below.

In addition to satisfying the foregoing requirements under our bylaws and comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2026.

All written proposals should be directed to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Secretary at the address provided above and include the information required by our bylaws and discussed on this page 72.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 72

OTHER MATTERS

Delinquent Section 16(a) Reports

Based solely on the review of Forms 3 and 4 and amendments thereto furnished to Viper during 2024, including those reports filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no person subject to Section 16 of the Securities Exchange Act of 1934, as amended, failed to file on a timely basis during 2024 any required Section 16 filings.

Availability of Annual Report on Form 10-K

SEC rules require us to provide an Annual Report on Form 10-K to stockholders who receive this proxy statement. Additional copies of the 2024 Annual Report on Form 10-K, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or via the Internet on the SEC’s web site at http://www.sec.gov. We will furnish the exhibits to our 2024 Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this proxy statement, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Viper’s control. Accordingly, forward-looking statements are not guarantees of future performance and Viper’s actual outcomes could differ materially from what Viper has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; concerns over economic slowdown or potential recession; high interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 73

business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 74

SCHEDULE A NON-GAAP RECONCILIATIONS

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines “Adjusted EBITDA” as net income (loss) attributable to Viper Energy Inc. plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA (in thousands):

Year Ended
December 31, 2024
Net income (loss) attributable to Viper Energy, Inc.	$359,245
Net income (loss) attributable to non-controlling interest	244,401

Net income (loss)	603,646
Interest expense, net	73,848
Non-cash share-based compensation expense	2,975
Depletion	214,412
Non-cash (gain) loss on derivative instruments	(14,364)
Other non-cash operating expenses	55
Other non-recurring expenses	1,314
Provision for (benefit from) income taxes	(99,711)

Consolidated Adjusted EBITDA	$782,175

VIPER ENERGY, INC. • 2025 PROXY STATEMENT 75

VIPER ENERGY, INC.

MMMMMMMMMMMM Viper Energy, Inc. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be 000001 ADD 2 received by 1:00 AM, Central Time, on ADD 3 May 20, 2025. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to https://www.envisionreports.com/VNOM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. https://www.envisionreports.com/VNOM 2025 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—Laurie H. Argo 02—Spencer D. Armour 03—Frank C. Hu 04—W. Wesley Perry 05—James L. Rubin 06—Travis D. Stice 07—Kaes Van’t Hof 08—Steven E. West 2. The approval, on an advisory basis, of the compensation of the For Against Abstain 3. The ratification of Grant Thornton LLP as the Company’s For Against Abstain Company’s named executive officers. independent auditors for fiscal year ending December 31, 2025. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 UPX 648197 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 044OKC

2025 Annual Meeting Admission Ticket 2025 Annual Meeting of Viper Energy, Inc. Stockholders Tuesday, May 20, 2025, 10:00 am CT Petroleum Club of Midland 501 West Wall Street Midland, Texas 79701 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: https://www.envisionreports.com/VNOM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.envisionreports.com/VNOM q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Viper Energy, Inc. Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Kaes Van’t Hof, Teresa L. Dick, Matt Zmigrosky and Will Krueger (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Viper Energy, Inc. (the “Company”) to be held on May 20, 2025 at 10:00 a.m. CT and at any adjournments and postponements thereof. The undersigned acknowledges receipt of the 2025 Notice of Annual Meeting, the accompanying Proxy Statement and the 2024 Annual Report to Stockholders and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, ALL IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be marked, dated and signed on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.